JOINT VENTURE CONTRACT

                                   BETWEEN

                         SHANGHAI 20th RADIO FACTORY

                                     AND

                             PARLEX CORPORATION

                                MASCON, INC.

                                  FOR THE

                              ESTABLISHMENT OF

                     PARLEX (SHANGHAI) CIRCUIT CO., LTD.







May 29, 1995




                                  Contents
                                   of the
                           Joint Venture Contract



Chapter 1    General Provisions
Chapter 2    Parties to the Joint Venture Company
Chapter 3    Establishment of the Joint Venture Company
Chapter 4    Purpose, Scope and Scale of Production and Business
Chapter 5    Total Amount of Investment and Registered Capital
Chapter 6    Leasing of Premises and Equipment of the Joint Venture Company
Chapter 7    Licensing of Technology
Chapter 8    Sale of Products
Chapter 9    Profit Distribution
Chapter 10   Responsibilities of Each Party to the Joint Venture Company
Chapter 11   The Board of Directors
Chapter 12   Management Organization
Chapter 13   Purchase of Equipment, Raw Materials and Auxiliary Materials
Chapter 14   Labor Management
Chapter 15   Tax, Finance and Audit
Chapter 16   Foreign Exchange
Chapter 17   Duration of the Joint Venture Company
Chapter 18   Liquidation
Chapter 19   Insurance
Chapter 20   The Revision, Alteration and Termination of the Joint
              Venture Contract
Chapter 21   Liabilities for Breach of Contract
Chapter 22   Resolution of Default
Chapter 23   Force Majeure
Chapter 24   Environmental Matters
Chapter 25   Applicable Law
Chapter 26   Settlement of Disputes
Chapter 27   Language
Chapter 28   Effectiveness of the Contract and Miscellaneous

Appendix 1   Registered Capital Investment Schedule of Parties B and C
Appendix 2   Registered Capital Investment Schedule of Party A
Appendix 3   Lease Agreement
Appendix 4   Equipment Leasing Agreement
Appendix 5   Articles of Association
Appendix 6   Agreement of Technology License and Technical Service
Appendix 7   Non-Disclosure Agreement



Chapter 1   General Provisions

      In accordance with "The Law of the People's Republic of China on Joint Ventures Using Chinese and Foreign Investment" and other relevant Chinese laws and regulations, Shanghai 20th Radio Factory, the People's Republic of China; Parlex Corporation; and Mascon, Inc. adhering to the principle of equality and mutual benefit and through friendly consultations, agree to jointly invest to establish a Joint Venture Company in Shanghai, the People's Republic of China. The contract is worked out hereunder.


Chapter 2   Parties to the Joint Venture Company

      Parties to this contract are as follows:

      2.1 Shanghai 20th Radio Factory, hereinafter referred to as Party A, registered in Shanghai, the People's Republic of China.

            Legal address:         No. 711 Yi San Road, Shanghai, the People's
                                   Republic of China, Post Code 200233.

            Legal representative:  Mr. Sui Guanliang;
            Position:              Manager;
            Nationality:           Chinese.

      2.2 Parlex Corporation, hereinafter referred to as Party B, registered in the United States of America.

            Legal address:         145 Milk Street, Methuen,
                                   Massachusetts,  01844, USA

            Legal representative:  Herbert W. Pollack;
            Position:              President;
            Nationality:           United States of America.

      2.3 Mascon, Inc., hereinafter referred to as Party C, registered in the United States of America

            Legal address:         5 Commonwealth Avenue, Woburn,
                                   Massachusetts  01801-1032, USA

            Legal representative:  James Chen;
            Position:              President;
            Nationality:           United States of America.


Chapter 3   Establishment of the Joint Venture Company

      3.1 In accordance with the "Law of the People's Republic of China on Joint Ventures Using Chinese and Foreign Investment" and other relevant laws and regulations, the three parties agree to jointly invest to establish a Joint Venture Company to produce and engage in the business of printed circuits and related parts and assembly products in the People's Republic of China.

            The name of the Joint Venture Company is Parlex (Shanghai) Circuit Co., Ltd.

            The legal address of the Joint Venture Company is at No. 711 Yi San Road, Shanghai, China, Post Code 200233.

      3.2 The Joint Venture Company is a Chinese legal person and is subject to the jurisdiction and protection of Chinese law. All activities of the Joint Venture Company shall be governed by the laws, decrees and pertinent rules and regulations of the People's Republic of China.

      3.3 The organizational form of the Joint Venture Company is a limited liability company. Each party to the Joint Venture Company is liable to the Joint Venture Company within the limit of the capital subscribed by it. The profits and losses of the Joint Venture Company shall be shared by the parties in proportion to their contributions of the registered capital.


Chapter 4   Purpose, Scope and Scale of Production and Business

      4.1 The purpose of the parties to the Joint Venture Contract is in conformity with the wish of enhancing the economic cooperation and technical exchange, to import know-how and processing equipment of manufacturing circuits and other related products, to change obsolete processed products with new ones, upgrade quality of products, develop marketable products, and gain competitive position in the world market in quality and price, so as to ensure satisfactory economic benefits for each investor.

      4.2 The scope of the production and operation of the Joint Venture Company are to manufacture and sell printed circuits and related parts and assembly products.

      4.3 It is estimated that the scale of production of the Joint Venture Company shall reach the production plan within 4 years after beginning its production. The estimated production plan is as follows.

            *


* Confidential information has been omitted and filed separately with the Commission.


      4.4 Contract Products refer to the flexible single-sided, double-sided, multilayer and rigid-flexible circuits as well as related parts and assembly products.


Chapter 5   Total Amount of Investment and Registered Capital

      5.1 The total amount of investment of the Joint Venture Company (the "Total Investment") is USD 4.5 million, of which the registered capital is USD 3 million. The difference between the total amount of investment and the registered capital shall be borrowed from the bank by the Joint Venture Company.

      5.2 The registered capital contributed by the parties will be as follows:

            *

      5.3 The value of all the equipment and real materials contributed by Party A shall be converted into US Dollars at the middle value of the exchange rate quoted by the People's Bank of China on the date this contract is signed and shall not be affected by later changes of the exchange rate.

      5.4 All the equipment and attached installations contributed by Party A shall be examined and approved through the Shanghai State-owned Asset Administration. The value of which shall be accorded with what the Shanghai State-Owned Asset Administration shall examine and approve, and determined prior to the signing of the Joint Venture Contract.

      5.5   The initial registered capital investment of Party A, Party B and
            Party C is set forth in Appendix 1 and Appendix 2.  *       of the
            registered capital investment shall be paid within the first three months after the date the business license is issued. The balance of the registered capital investment shall be paid in over the
            subsequent *             according to the schedule in Appendix 1
            and Appendix 2.

      5.6 The working capital needed by the Joint Venture Company may be borrowed from a bank. The interest on loans shall be recognized as an expense and borne by the Joint Venture Company.

      5.7 Any party delaying the payment of their investment in whole or in part shall pay the Joint Venture Company interest on the unpaid balance to the Joint Venture Company as per Chapter 21 of this Joint Venture Contract.

      5.8 After the investment subscribed is paid by the parties to the Joint Venture Company, a Chinese registered public accountant shall verify it and provide a certificate of verification, in accordance with which the Joint Venture Company shall issue investment certificates which include the following items: name of the Joint Venture Company; date of establishment; the investment contribution; and date, and month and year of issuance of investment certificate.


* Confidential information has been omitted and filed separately with the Commission.


      5.9 The Joint Venture Company shall not reduce its registered capital during the life of the Joint Venture Company.

      5.10 In the event that one of the parties (the "Seller") intends to sell all or part of their interest in the Joint Venture Company, the other two parties have a preemptive right to purchase it in accordance with the following provisions:

            5.10.1 The Seller shall first obtain a bona fide offer from a third party (the "Third Party") to purchase such interest in the Joint Venture Company (the "Offered Interest"). The Seller shall first offer the Offered Interest for purchase by the other parties (the "Other Parties") at the same price and upon the same terms and conditions offered by the Third Party. The Other Parties shall have the right, for a period of sixty days after the receipt of such offer, to purchase all but not less than all of the Offered Interest at the price and on the terms and conditions offered by the Third Party. Such right shall be allocated among the Other Parties in proportion to their shares in the registered capital of the Joint Venture Company, provided that if one of the Other Parties elects to purchase less than its full share, the balance shall be distributed proportionally among the others. If the Other Parties exercise their right to purchase the Offered Interest, they shall give written notice of exercise within 60 days after their receipt of the offer from the Seller, and the Seller and the Other Parties shall complete the purchase and sale of the Offered Interest within 30 days after the expiration of such 60-period. In the event that all of the Offered Interest is not purchased pursuant to the above provisions (whether or not one or more parties have given notice of election to purchase a part, but not all, of the Offered Interest), the Seller may sell such Offered Interest to the Third Party at the same price and upon the same terms and conditions offered by the Seller to the other parties, provided that (i) the Third Party agrees in writing to be bound by the terms and conditions of this Joint Venture Contract and executes copies of such other documents required hereunder; (ii) the payment for and transfer of the Offered Interest by and to the Third Party is effected no later than ninety (90) days after the expiration of all periods during which the other parties have the right to give notice of their election to purchase the Offered Interest; and (iii) such transfer is approved by the Board of Directors under Chapter 5.12. To the extent that the Offered Interest is not purchased pursuant to the above provisions, then the Seller shall not sell, transfer or dispose of such Offered Interest without again complying with the provisions of this Chapter 5.10.1.

            5.10.2 Each party shall have the right to transfer all or part of its respective rights and interests in the Joint Venture Company to one or several of its affiliated companies without following the procedure set forth in Chapter 5.10.1 above. Each party hereby consents to any such transfer by another party to an affiliated company and waives any preemptive rights in respect of such transfer. For this purpose, an "affiliated company" of a party is a company which controls, is controlled by, or is under common control with such party.

      5.11 In the event that one of the parties merges with or is acquired by another company, all rights and privileges of this contract shall be transferred to the resulting or acquiring company without penalty.

      5.12 Any increase or assignment of the registered capital or Total Investment, other than as stipulated or excepted in Chapter 5.11, shall be unanimously approved at a meeting of the Board of Directors and submitted to the original examination and approval authority for approval. In the case of a transfer effected in compliance with Chapter 5.10.1 or Chapter 5.10.2, each Party agrees to instruct its representatives on the Board of Directors to vote to approve the resulting assignment of the transferring party's registered capital and total investment. Registration procedures for change shall be dealt with at the original registration and administration office.


Chapter 6   Leasing of Premises and Equipment of the Joint Venture Company

      6.1 Party A, Party B and Party C understand clearly and agree that the Joint Venture Company shall lease premises from Party A. The rental shall be stipulated in the leasing agreement which the Joint Venture Company shall conclude with Party A. For details, see Appendix 3 of the contract.

      6.2 Party A, Party B and Party C understand clearly and agree that the Joint Venture Company shall lease or purchase part of the equipment from Party A. The details of the leased equipment are in Appendix 4.


Chapter 7   Licensing of Technology

      7.1 The Joint Venture Company will be licensed by Party B to use the technology of Party B (the "Licensed Technology") described in an Agreement of Technology License and Technical Service to be entered into between the Joint Venture Company and Party B, the specific contents, scope and requirements of which are set forth in Appendix 6. The license to use the Licensed Technology shall be contributed as part of Party B's investment in the Joint Venture Company.

      7.2 Party B shall ensure that the Licensed Technology represents, as of the date of execution of this Joint Venture Contract, all of the technology utilized by Party B in manufacturing in its own facilities the same type of products to be manufactured by the Joint Venture Company, except for the PAL Flex[Registration Mark] manufacturing technology; provided, however, that it is understood that the quality and performance of products to be manufactured by the Joint Venture Company using the Licensed Technology will be dependent upon the Joint Venture Company's ability to execute the manufacturing processes and procure suitable raw materials and components, and, accordingly, Party B cannot represent or warrant that the products manufactured by the Joint Venture Company will be of the same quality as products manufactured by Party B.

      7.3 In consideration of Party B's license of technology and Technical Service under the Agreement of Technology License and Technical Services, the three investing parties of the Joint Venture Company agree the value of technology is:

            *

            The parties agree that the value for the above mentioned items B and C include all expenses incurred in the implementation during the first year;

            The cost for the technology license shall be borne only once. The technology and information provided to the Joint Venture Company by Party B as required by the Agreement of Technology License and Technical Service will subsequently be free of charge. The technology and information provided to Party B by the Joint Venture Company as required by the Agreement of Technology License and Technical Services will subsequently be free of charge;

            The value of the Technology License will be used by Party B as investment in the Joint Venture Company;

            The value of the Technical Training will be used by Party B as investment in the Joint Venture Company;

            The value of the Technical Support will be used by Party B as investment in the Joint Venture Company.


Chapter 8   Sale of Products

      8.1 The Joint Venture Company shall be responsible for the marketing and sales of its products inside and outside the People's Republic of China. A pricing policy will be proposed by the General Manager, and approved by the Board of Directors, designed to achieve pricing, on average, no less than the most competitive international prices in order to maximize profitability.

      8.2 The Joint Venture Company shall be responsible for the sale of products in all parts of the People's Republic of China except Hong Kong, Macau and Taiwan (hereinafter referred to as "Territory A"), and shall develop the market in Territory A through its direct sales force or its sales representatives, making its best efforts to increase market share. Commissions to the Joint Venture Company's sales representatives in Territory A, if applicable, shall be determined by the General Manager.


* Confidential information has been omitted and filed separately with the Commission.


      8.3 Party B and Party C shall be responsible for the sales of products outside of Territory A. The contract or contracts for the foreign sales of products by the Joint Venture Company to Party B or Party C, as the case may be, shall be concluded separately from this Joint Venture Contract and shall provide, without limitation, that
            (i) the relationship between the Joint Venture Company, on the one hand, and Party B and Party C on the other hand, under Chapter 8.3.1, shall be that of independent vendor and vendee and shall not be construed to constitute an agency relationship; and that
            (ii) Party B or Party C, as the case may be, shall negotiate and obtain orders for the products outside of Territory A and submit orders to the Joint Venture Company for manufacturing and shipment by the Joint Venture Company all in accordance with the terms and conditions set forth in such orders. Party B and Party C may use either of the following options for compensation in the sale of the products.

            8.3.1 Party B or Party C, as the case may be, may purchase the products for resale to the third party. The Joint Venture Company shall sell the products to Party B or Party C, as the case may be, at a reasonable distributor's discount from the prices set forth in the Joint Venture Company's price list used in sales to customers in Territory A. Party B or Party C, as the case may be, shall resell the products at prices fixed by them, and the Joint Venture Company shall retain no control over such resale prices.

            8.3.2 Party B or Party C, as the case may be, may sell the products to a third Party as agent on behalf of the Joint Venture Company at the prices set forth in the Joint Venture Company's international price list. Party B or Party C shall be paid a reasonable representative's commission from the Joint Venture Company for the sales of those products.

            The value of the foreign sales of products, either directly or indirectly, is estimated to become at least 70% of the total sales of the Joint Venture Company. For the purposes hereof, the three parties agree that foreign sales of products shall include sales of products made to customers in Territory A which incorporate such products into their products manufactured for resale outside of Territory A.

      8.4 The Joint Venture Company shall be licensed to use the relevant trademarks and patents owned by Party B subject to the terms and conditions set forth in the Agreement of Technology License and Technical Service.


Chapter 9   Profit Distribution

      9.1 Profits cannot be distributed unless the Joint Venture Company has a positive retained earnings that year.

      9.2 The profits of the Joint Venture Company cannot be distributed unless the losses of previous years have been made up. Profits remaining from previous fiscal year can be distributed together with the current fiscal year.

      9.3 The distribution of profits remaining after payment of taxes and deduction of the reserve fund, expansion fund, and bonus and welfare fund, shall be determined by the Board of Directors of the Joint Venture Company. At the first Board of Directors meeting, a schedule for profit distribution shall be determined and agreed to. The Board of Directors may elect to retain a part or all of the profits for business expansion. Any profits that are distributed shall be distributed to the parties in proportion to the amounts of their respective contributions to the registered capital of the Joint Venture Company.


Chapter 10  Responsibilities of Each Party to the Joint Venture Company

      Party A, Party B and Party C shall be responsible for the following matters:

      10.1  Party A shall be responsible for:

            10.1.1 Handling the applications for approval, registration, obtaining of the business license and other matters concerning the establishment of the Joint Venture Company from the appropriate departments of the Chinese government;

            10.1.2 Providing the equipment, installation and cash as investment as stipulated in Chapter 5 and Appendix 2;

            10.1.3 Assisting the customs clearance procedures of the machinery and equipment imported from outside of the People's Republic of China by the Joint Venture Company, and their transportation within the territory of the People's Republic of China;

            10.1.4 Assisting the Joint Venture Company in purchasing equipment, raw materials, office supplies, transportation vehicles, communication facilities, etc. within the territory of the People's Republic of China;

            10.1.5 Assisting the Joint Venture Company to arrange water supply, electricity supply, gas supply, communication, transportation service and engineering consulting, and other necessary utilities and services;

            10.1.6 Assisting the Joint Venture Company in recruiting the local management personnel, technicians, workers and other personnel needed;

            10.1.7 Assisting the foreign personnel in applying for entry visas and certificates for employment, and other related matters to enable foreign personnel to work, consult or advise the Joint Venture Company in the People's Republic of China;

            10.1.8 In accordance with the Chinese laws and regulations, assisting the Joint Venture Company to gain the preferential treatment of tax exemption, and other preferences in connection with investment and operation;

            10.1.9 In consideration of the Joint Venture Company's being provided access to proprietary technology of Party B, Party A agrees not to compete with Party B or the Joint Venture Company in the manufacture of Contract Products (as defined in the Chapter 4 hereof) during the term of the Joint Venture Company unless otherwise agreed to in writing by Party B. Party A's efforts will include, but are not limited to the following:

                     (i) As members of their respective Boards of Directors, Party A will oppose all efforts by the other Joint Ventures with facilities on Party A's premises to manufacture products competitive with the Joint Venture's Contract Products.

                     (ii) Party A will ensure that the Joint Venture will receive priority for waste treatment, water and utilities for the manufacture of Contract Products.

                     (iii) Party A will not approve expansion requests by the other Joint Ventures on Party A's premises for the purpose of manufacturing products competitive to the Joint Venture's Contract Products.

                     (iv) Party A shall not establish any relationship with any organization in competition with Party B or the Joint Venture Company.

      10.2  Party B and Party C shall be responsible for:

            10.2.1 Contributing the investment stipulated in Chapter 5 of this Joint Venture Contract and Appendix 1;

            10.2.2 Handling the matters entrusted by the Joint Venture Company concerning the purchasing of selected equipment and materials from the outside of the People's Republic of China and arranging the procedure for transportation to Shanghai;

            10.2.3 Providing technicians for the installation and the initial verification of suitable operation of the equipment imported to fulfill the intentions of the contract;

            10.2.4 Providing appropriate personnel and information for technical personnel of the Joint Venture Company inside and outside of the People's Republic of China as intended in Appendix 1 and described in Chapter 4 of the Agreement of Technology License and Technical Services;

            10.2.5 Assist in obtaining entry visa, work license and traveling matter for the personnel of Party A invited to visit the facilities of Party B.

            10.2.6 In consideration of the Joint Venture Company being provided access to proprietary technology of Party B, Party C agrees not to compete with Party B or the Joint Venture Company in the manufacture or sale of Contract Products (as defined in Chapter 4) during the term of the Joint Venture Company unless otherwise agreed to in writing by Party B.

            10.2.7 Party B agrees not to compete with the Joint Venture Company in the establishment or support of any new organization which manufactures or sells Contract Products in China, unless the capacity or technology capabilities of the joint venture are insufficient to meet the market demands. Any relationship that Party B has previously established prior to the signing of this contract is specifically excluded from this provision.


Chapter 11  The Board of Directors

      11.1 The Board of Directors of the Joint Venture Company shall be established on the date of issuance of the business license to the Joint Venture Company. The Board of Directors shall be composed of five Directors of whom two shall be appointed by Party A, two by Party B and one by Party C. The Chairman of the Board of Directors shall be appointed by Party A, and the Vice-Chairman of
            the Board of Directors shall be appointed by Party B.   The term
            of office for the Directors and the Chairman and Vice-Chairman of the Board of Directors shall be four years and they may be continuously reappointed by their respective appointing parties. The appointing parties may change the Directors whom they appointed at any time. If a director is replaced prior to completing his term, the newly appointed director shall serve for the remainder of that term. A notice in writing shall be sent to the other parties and the Board of Directors when a Party changes any Director.

      11.2 The Board of Directors is the organization of the highest authority of the Joint Venture Company and shall decide the following major matters, subject to either unanimous or majority approval pursuant to Chapter 6.2 of the Articles of Association of the Joint Venture Company:

            11.2.1 Revising the Articles of Association of the Joint Venture Company;

            11.2.2 Deciding on the increase or assignment of the registered capital and/or total investment of the Joint Venture Company;

            11.2.3 Deciding on the termination of the Joint Venture Company or merger with another economic organization;

            11.2.4 Assuming the responsibility of liquidation at the time of termination;

            11.2.5 Examining and approving the annual financial statements, annual business plan, distribution of profits and contribution to the reserve fund, expansion fund, and bonus and welfare fund presented by the General Manager;

            11.2.6 Adopting the major policies and regulations of the management of the Joint Venture Company and any revisions thereafter;

            11.2.7 Approving the appointment of the General Manager, Financial Manager, Deputy General Manager, Chief Engineer, and Manufacturing Manager and their salaries and welfare;

            11.2.8 Deciding the upper limit of working capital and bank loan indebted by the Joint Venture Company;

            11.2.9   Deciding the employee's welfare policy.

      11.3 The Chairman of Board of Directors is the legal representative of the Joint Venture Company. In case the Chairman of Board of Directors may be unable to execute his duty for whatever reason, the Vice-Chairman or other Director shall be authorized as his temporary proxy.

      11.4 The Chairman of the Board of Directors shall convene the Board at least twice per year for the first five years and once per year thereafter. The Chairman shall preside over each meeting. The second meeting in the first five years may be waived if agreed to by all three parties. The Chairman shall notify the board members one month in advance of the meeting in writing and provide a written agenda including the draft resolutions to be voted on.

            If requested by more than one-third of the Board of Directors, the Chairman shall convene a Board of Directors meeting. This meeting shall occur no sooner than fifteen (15) days and no later than thirty (30) days from the Chairman's written notification of all members. If the Chairman fails to convene the meeting after such request, then the Directors who made the request may convene such meeting by written notification to the Chairman and the other Directors.

            At least two-thirds of the members of the Board of Directors must be present for a meeting of the Board to convene.

            All records of the Board of Directors shall be kept. The minutes of meeting of the Board of Directors shall be kept in both English and Chinese and shall be signed by all attendees of the meeting. Each party shall be given one copy of the signed minutes for their records. Both versions shall be certified to be the same by an independent legal counsel. The meetings shall normally be held at the legal address of the Joint Venture Company.

      11.5 All expenses for the Board of Directors of the Joint Venture Company shall be decided by the Board of Directors.

      11.6 Any Director may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other or by any other means permitted by law. Such participation shall constitute presence in person at such meeting. All formal actions taken at such meeting shall be confirmed by a writing delivered by fax.

      11.7 Should any of the Directors be unable to participate in a meeting of the Board, he may present a proxy in written form to the Board of Directors. Upon receipt of notice of the meeting and in the event that any Director neither attends nor entrusts others to attend the meeting on his behalf, he shall be deemed absent and shall forfeit all voting rights for the meeting he is absent from.


Chapter 12  Management Organization

      12.1 All the parties have confirmed that the Joint Venture Company shall implement the responsibility system under the leadership of the Board of Directors. The General Manager is responsible for the daily management and operation of the Joint Venture Company.

      12.2 The management organization shall have one General Manager recommended by Party B and one Deputy General Manager recommended by Party A. The General Manager and Deputy General Manager shall be approved by the Board of Directors. The General Manager and Deputy General Manager shall be appointed for two year periods. The Board of Directors has the option to renew the terms of the General Manager and Deputy General Manager for additional two year periods thereafter. The Chairman and Vice-Chairman of the Board of Directors and Directors can hold posts as General Manager, Deputy General Manager or other senior staff concurrently. The Joint Venture Company shall be exclusively responsible for compensating the General Manager, the Deputy Manager and all other managers and employees of the Joint Venture Company.

      12.3 The functions and responsibilities of the General Manager shall be to carry out the decisions made by the meeting of the Board of Directors, to organize and lead the daily management and operation of the Joint Venture Company and to establish the sales strategy and pricing of products sold by the Joint Venture Company, inside and outside of the People's Republic of China. The Deputy General Manager shall assist the General Manager in his work. The major issues of the Joint Venture Company shall be decided through consultations among the General Manager and the Deputy General Manager. The General Manager and such other officers appointed by the Board of Directors shall have the authority to execute contracts and other instruments on behalf of the Joint Venture Company and to act for the Joint Venture Company in accordance with authority identified in a vote taken by a majority of the Board of Directors, either generally or as to specific matters.

            Department managers shall be appointed by the General Manager in consultation with the Deputy General Manager, shall be respectively responsible for the work of the various departments, shall handle the matters handed over by the General Manager and Deputy General Manager and shall be responsible to them. During the General Manager's absence, daily affairs of the company shall be carried on by the Deputy General Manager or other senior management staff.

      12.4 The functions and responsibilities of the General Manager shall be defined in the Articles of Association.

      12.5 The Joint Venture Company has a Chief Engineer, responsible for technology, a Manufacturing Manager, responsible for production, and a Financial Manager, responsible for finance and accounting, all of whom shall be recommended by the General Manager for the approval of the Board of Directors.

      12.6 The Board of Directors may decide to dismiss the General Manager and Deputy General Manager, Financial Manager, Manufacturing Manager, or Chief Engineer at any time. If it is necessary, the General Manager may suggest to the Board of Directors to dismiss the Deputy General Manager, Financial Manager, Manufacturing Manager, and Chief Engineer. Other than as previously provided for, the General Manager may dismiss managers of other departments or other staff at any time, as he deems necessary.

      12.7 If they so desire, the General Manager, Deputy General Manager, Chief Engineer, Financial Manager and Manufacturing Manager shall submit their resignation to the Board of Directors in writing at least ninety (90) days in advance.

      12.8 In the case of graft or dereliction of duty by the General Manager, Deputy Manager, Chief Engineer, Financial Manager, or Manufacturing Manager, the Board of Directors may dismiss them at any time, with no further obligations under the individual's employment contract in force at the time.

      12.9 The General Manager and Deputy General Manager, within his employment term and for 12 months thereafter, shall not hold any position in other organizations in the People's Republic of China which would present a conflict of interest with the Joint Venture Company.


Chapter 13  Purchase of Equipment, Raw Materials and Auxiliary Materials

      A best effort shall be made to purchase the raw materials, fuel, auxiliary parts, vehicles, and office supplies in the People's Republic of China, as long as conditions such as price, quality, technology, delivery and other pertinent matters are favorable.


Chapter 14  Labor Management

      14.1 A labor policy subject to the laws and regulations of the People's Republic of China shall be presented by the General Manager to the Board of Directors for review and approval.

      14.2 Concerning the recruitment, employment, dismissal and resignation, wages, labor insurance, welfare, rewards, penalty and other matters of the staff and workers of the Joint Venture Company, these matters shall be executed by the General Manager according to the "Regulations of the People's Republic of China on Labor Management in Joint Ventures Using Chinese and Foreign Investment" and "Regulations of Shanghai Municipality on Labor and Personnel Management in Joint Ventures Using Chinese and Foreign Investment."


Chapter 15  Tax, Finance and Audit

      15.1 The Joint Venture Company shall pay taxes in accordance with the stipulations of the related laws and regulations of the People's Republic of China.

      15.2 Staff members and workers of the Joint Venture Company shall pay individual income tax according to the individual "Income Tax Law of the People's Republic of China."

      15.3 The accounting system of the Joint Venture Company shall be formulated in accordance with the People's Republic of China's relevant laws and procedures on financial affairs and accounting, and in consideration of the conditions of the Joint Venture Company, and to be filed with local financial departments and tax authorities.

      15.4 The fiscal year of the Joint Venture Company shall coincide with the calendar year, i.e. from January 1 to December 31 on the Gregorian Calendar. The Joint Venture Company shall maintain a second set of books to accommodate the reporting requirements of Party B.

      15.5 The accounting of the Joint Venture Company shall adopt the internationally adopted accrual basis and debit and credit accounting system in their work. All vouchers, account books, statistic statements should be prepared in Chinese, and reports in English.

      15.6 The Joint Venture Company shall adopt Renminbi as its bookkeeping basis currency. The conversion of Renminbi to other currency shall be in accordance with the middle value of the exchange rate of the converting day quoted by the People's Bank of China. This shall be the effective exchange rate for the Joint Venture Contract.

      15.7 The Joint Venture Company should open Renminbi deposit accounts and foreign exchange deposit accounts in banks approved by the State Administration of Exchange Control and the Board of Directors.

      15.8 The Joint Venture Company shall employ an accountant registered in the People's Republic of China to be responsible for auditing and to forward the reports to the General Manager and the Board of Directors. Any party to the Joint Venture Company shall have the right to employ an auditor at their own expense to perform an annual financial audit and examination. This report shall be for reference only to other parties.

      15.9 The Financial Manager shall prepare the balance sheet, income statement and statement of cash flows of the previous year by the end of the first three months of the next fiscal year. The General Manager shall present the financial statements and proposal for profit distribution, if any, to the Board of Directors for examination and approval. Unaudited monthly financial statements, similar to those prepared yearly, shall be submitted to all members of the Board of Directors within 30 days of the end of the month.

      15.10 Subject to the "Detailed Rules and Regulations for the Implementation of the Income Tax Law of the People's Republic of China Concerning Enterprises with Foreign Investment and Foreign Enterprises," the Board of Directors shall decide the depreciation period of the fixed assets.


Chapter 16  Foreign Exchange

      16.1 All matters concerning foreign exchange for Joint Venture Company shall be handled according to the "Interim Regulations on Foreign Exchange Control of the People's Republic of China" and relevant regulations.

      16.2 The Joint Venture Company shall make their best effort to transact sales in foreign currency. To the extent that the Board of Directors decides to distribute profits, the profits shall be distributed to the parties in proportion to their contributions of registered capital. Party B and Party C enjoy the priority to have profits distributed in foreign currency if profits in foreign currency exist.


Chapter 17  Duration of the Joint Venture Company

      The duration of the Joint Venture Company shall be fifty (50) years commencing on the date of issuance of the business license to the Joint Venture Company. An application for the extension of the duration of the Joint Venture Company proposed by one Party and unanimously approved by the Board of Directors, shall be submitted to the original authorities for approval six months prior to the end of the initial fifty-year term.


Chapter 18  Liquidation

      18.1 Upon the termination of the Joint Venture Company according to the law, the Board of Directors shall work out procedures and principles for the liquidation, nominate candidates for the liquidation committee, and set up the liquidation committee for liquidating the Joint Venture Company's assets.

      18.2 The tasks of the liquidation committee are: to conduct the check of the property of the Joint Venture Company, its claim and indebtedness; to work out the statement of assets and liabilities and list of property; and to formulate a liquidation plan. All these shall be carried out upon the approval of the Board of Directors. During the process of liquidation, the liquidation committee shall represent the company to sue and be sued.

      18.3 The liquidation expenses and remuneration to the members of liquidation committee shall be paid on a priority basis from the existing assets of the Joint Venture Company as determined by the Board of Directors.

      18.4 The remaining property after the clearance of debts of the Joint Venture Company shall be distributed among the parties to the Joint Venture Company according the proportion of each party's investment in the registered capital. Party B and Party C enjoy the priority to have the remaining assets distributed to them in foreign currency if such foreign currency exists.

      18.5 On completion of the liquidation, the Joint Venture Company shall submit a liquidation report to the original examination and approval authority, go through the formalities for nullifying its registration in the original registration office and return its business license. At the same time, a public announcement shall be made.

      18.6 After liquidation of the Joint Venture Company, its account books shall be left in the care of Party A. Any Party shall have the right to view and the right to obtain a copy of these account books at their expense.


Chapter 19  Insurance

      All insurance policies of the Joint Venture Company shall be underwritten with any insurance company doing business in the People's Republic of China. The types of insurance, the insured value and the duration of the insurance shall be decided by the Board of Directors.


Chapter 20  The Revision, Alteration and Termination of the Joint Venture
            Contract

      20.1 The revision, alteration or termination of this Contract and its Appendices shall come into effect only after the written agreement has been signed by all parties and approved by the original examination and approval authority.

      20.2 In case of inability of the parties to carry out the Contract as a result of Force Majeure or to continue operation due to losses in successive years, the Contract may be terminated with the unanimous decision of the Board of Directors and approval by the original examination and approval authority.


Chapter 21  Liabilities for Breach of the Contract

      Should any party fail to pay on time its amount of contribution in accordance with the stipulations of Chapter 5.5 of this contract, the breaching party shall pay to the Joint Venture Company interest at an annual rate of one percent (1%) plus the prime lending rate established from time to time by Citibank, N.A., of the delinquent contribution, payable monthly starting thirty (30) days after notification of delinquency. Should the breaching party fail to pay such amount for three months, that party shall pay the Joint Venture Company interest at an annual rate of a maximum of three percent (3%) plus the prime lending rate established from time to time by Citibank, N.A., of the delinquent contribution, payable monthly, and the other two parties shall have the right to terminate the Contract in accordance with the stipulations in Chapter 22. In addition, the Joint Venture Company and the non-breaching parties shall have the right to initiate legal proceedings against the breaching party in order to compel such payment.


Chapter 22  Resolution of Default

      If any party defaults on their obligations under this Contract, the Lease Agreement, the Equipment Leasing Agreement, or the Agreement of Technology License and Technical Service and such default is of such significance as to cause or threaten to cause material damage to the Joint Venture Company or the interests of non-defaulting parties, the defaulting party will be notified in writing by the other parties and given thirty (30) days to remedy this default. If after thirty (30) days the breach of contract is not remedied, the remaining parties may elect to terminate the defaulting party. If this occurs the defaulting party forfeits all voting rights on the Board of Directors, until the remaining Board members exercise their options and resolve the default. The remaining Board members may exercise the following options.

      22.1 Offer additional time for the defaulting party to remedy the breach;

      22.2 Provide for the purchase by the Joint Venture Company or the remaining parties of the defaulting party's equity less any amount owed the Joint Venture Company;

      22.3 Reduce the equity position of the defaulting party in proportion to the amount owed the Joint Venture Company and increase the equity share of the other parties proportionally;

      22.4 If the amount owed the Joint Venture Company is equal to or greater than the equity of the defaulting party, the remaining parties may remove that party from the Joint Venture Company and redistributed the equity in proportion to their equity or liquidate the Joint Venture Company.


Chapter 23  Force Majeure

      When any Force Majeure, such as earthquake, typhoon, flood, fire, war or other unforeseen events of which the happening and consequences cannot be prevented or avoided, causes direct effect on the fulfillment of the Contract or the inability to fulfill the conditions of the Contract, the party encountering the Force Majeure shall notify the other two parties by fax without any delay. Within fifteen days thereafter the party encountering the Force Majeure shall provide the detailed information of the events and a valid document for evidence, issued by legal authorities of the place where the Force Majeure occurred, giving reasons for the failure to fulfill, for partial failure to fulfill, or for deferring the fulfillment of the contract. All parties shall, through consultations, decide whether to terminate the Contract or to exempt part of obligations for implementation of the Contract or whether to defer the execution of the Contract according to the extent of the effects of events on the performance of the Contract.


Chapter 24  Environmental Matters

      Party A represents and warrants that as of the date of this contract the premises to be rented by the Joint Venture Company and the surrounding areas are in full compliance with all relevant laws, regulations and rules related thereto, and with all requirements of all relevant government authorities for, land administration, environmental protection, water and soil conservation and other relevant matters concerning the land and the surrounding areas in effect as of the date hereof. Neither the Joint Venture Company, Party B or Party C or any of their affiliated companies or any of their affiliated companies (as defined in Chapter 5.10.2) shall be responsible for any environmental condition existing on or before the date of actual use of such premises, or any problem arising therefrom. Neither the Joint Venture Company, Party B or Party C shall be responsible for any environmental condition existing at any time, prior to or after the execution of this Agreement, with respect to any premises not used by the Joint Venture Company or any other facilities surrounding such premises. Party A shall be responsible for providing adequate and suitable means for disposal of hazardous and other wastes generated by the Joint Venture Company at the premises leased from Party A. Party A shall indemnify and defend the Joint Venture Company, Party B and Party C and hold each of them harmless against any claims that may be made against any of them which result from the illegal or improper disposal of such wastes at such premises, or from any condition at such premises constituting a violation of the laws and decrees of the People's Republic of China on environmental protection, unless Party A establishes by clear evidence that the condition resulting in such claims or violation was caused solely by the Joint Venture Company's operations. Details of the utilization, limitations and fees associated with waste treatment are included in Appendix 3.


Chapter 25  Applicable Law

      25.1 The formation, validity, interpretation, execution of this Contract and the settlement of disputes under it shall be governed by the Laws of the People's Republic of China.

      25.2 Parties B and C shall not be required by this Agreement to violate any law of the United States of America.


Chapter 26  Settlement of Disputes

      26.1 Any disputes arising from the execution of, or in connection with the Contract shall be settled through friendly consultation among all parties. In case no settlement can be reached through consultation, the dispute shall be submitted to the Stockholm Institute of International Commercial Arbitration for final and binding arbitration under its Rules of Conciliation and Arbitration by one or more arbitrators appointed in accordance with such rules. Stockholm, Sweden shall be the site of the arbitration.

      26.2  The arbitration award is final and binding upon all parties.

      26.3 During the arbitration the Contract shall be executed continuously by all parties except for the matters in dispute. The award of the arbitration shall be made by the arbitrator or a majority of the arbitrators. The arbitration fee shall be born as designated by the arbitrator(s).


Chapter 27  Language

      This Joint Venture Company Contract shall be written in Chinese and English versions. Both versions are equally valid.


Chapter 28  Effectiveness of the Contract and Miscellaneous

      28.1 The contract and its Appendices shall come into force beginning from the date of approval of the concerned competent authority of the Shanghai Municipal government, the People's Republic of China. Neither this contract nor any Appendix shall have any force or effect prior to such approval, notwithstanding their execution and delivery by the parties.

      28.2 Should notice in connection with any party's right and obligations be sent by either Party A, Party B, or Party C by fax, it shall be confirmed by written letter notification.

            The addresses of the parties are the legal addresses of the parties which are written in the Contract.

      28.3  The order of precedence of the documents and agreements shall be:
                  Joint Venture Contract
                  Articles of Association
                  Non-disclosure Agreement
                  Agreement of Technology Transfer and Technical Service Lease Agreement
                  Equipment Leasing Agreement
                  Sales Representation Agreements

      28.4 The Contract is signed in Shanghai, the People's Republic of China by the authorized representatives of the parties on May 29, 1995.


Parlex Corporation                     Shanghai 20th Radio Factory

/s/  HERBERT W. POLLACK                /s/  SUI GUAN LIANG
----------------------------------     ----------------------------------
       Authorized Signature                   Authorized Signature

Herbert W. Pollack                     Sui Guan Liang
----------------------------------     ----------------------------------
              Name                                   Name

President                              President
----------------------------------     -----------------------------------
              Title                                  Title


Mascon, Inc.

/s/  JAMES HUANG
----------------------------------
       Authorized Signature

James Huang
----------------------------------
              Name

Executive Vice President
----------------------------------
              Title






                                 Appendix 1



          Registered Capital Investment Schedule of Parties B and C



                                 Appendix 1
          Registered Capital Investment Schedule of Parties B and C

The following schedule details the intentions of Party B and Party C to contribute their investment to the Joint Venture Company.

Months 1 to 3

      Technology License
            both immediate and ongoing                       *
      Cash                                                   *
      Cash for Materials(1)                                  *
      Training                                               *
      Technical Support                                      *
      Equipment                                              *
            Preco Automatic Punch                        *
            Extra Screen Equipment                       *
            Excellon Drill/Router                        *
            Hytron Punch                                 *
            Corannard Press                              *
            Napco Oven                                   *
            VWR Oven                                     *
            Shipping and Installation of Equipment       *
            Maintenance Package                          *
     Total for first three months                            *
            % of investment                                  *


Months 3 to 6

      Cash                                                   *
      Cash for Materials(1)                                  *
      Training                                               *
      Technical Support                                      *
      Equipment                                              *
            TMP Lamination Press #1                      *
            VJ Electrical Tester                         *
            SMVL Laminator                               *
            Spartanic Punch                              *
            CAD/CAM System                               *
            Excellon Data Link                           *
            ASI Drying Module                            *
            ASI Preclean                                 *
            Shipping and Installation of Equipment       *
            Maintenance Package                          *
      Total for first three months                           *
            % of investment                                  *

* Confidential information has been omitted and filed separately with the Commission.



                                 Appendix 1
          Registered Capital Investment Schedule of Parties B and C


Months 7 to 9(2)

      Cash                                                   *
      Cash for Materials(1)                                  *
      Technical Support                                      *
      Equipment                                              *
            Excellon Drill                               *
            Shipping and Installation                    *
      Total for nine months                                  *
            % of investment                                  *

Months 10 to 12(2)

      Technical Support                                      *
      Equipment                                              *
            Hot Air Solder Leveling                      *
            Shipping and Installation                    *
      Total for twelve months                                *
            % of investment                                  *

Notes:
      1) The cash contributed as Cash for Materials shall be used only to purchase materials.
      2) These items are subject to modification by mutual agreement during the training period.


Total Investment of Parties B & C:

            Technology Transfer
            Cash
      Equipment (including shipping)
            Other
                  Total

* Confidential information has been omitted and filed separately with the Commission.



                                 Appendix 2



              Registered Capital Investment Schedule of Party A



No.  Process          Description                          Specification       Quantity
---------------------------------------------------------------------------------------

1    Shear            Automatic Cutter                     40" Commisheeter    1
                      Cutter                               Model #1110         1
                      Cutter                               Model #1035         1
2    D/R              NC Drill                             EX-300 D/R          1
                      Hole Check Gauge                     20A(0.25-0.55)      2
3    Pre-Clean        Surface Preparation                  Pumi-flex-SHD       1
4    Image            Laminator                            360                 1
                      Printer                              Optibeam 7120       1
                      Diazo Developer                      D-240               1
                      Developer                            Devmaster Miki      1
                      Oven                                 343                 1
                      Static Remover System                                    1
5    Etch             Acid Etcher (with Ink Stripper)                          1
6    Dry Film Strip   Stripper                                                 1
7    Plating          Semi-Automatic Ni/Au Plating Line                        1
8    Coating          Surface Preparation Machine                              1
                      Roll Soldering Machine               24T                 1
                      Vertical Hot Air Leveler             PCL 6               1
                      Antioxidant Unit                                         1
                      Post Cleaning System                 SHD-2B              1
9    Steel Rule Die   Steel Rule Die                                           1 Set
10   Quality          Flex Ductility Tester                2FDF                1
                      Scanning Inspection System           104A                1
                      Microscope                           SVB-73              4
                      Magnifier                            Lovpe x 10          10
                      Round Magnifying Lamps               5"                  4
                      Solderability Tester                 Nut x 10            1
                      Soldering Tip                        CT-5                6
                      Electric Powered Wire                BF                  1
                      Thermal Wire Stripper                TWC-1               1
                      Handheld Heat Gun                    46-021              1
                      Soldering Microscope                 EMF-210x 30x        4
                      Point, Wire, Fixture, Drive Board                        1 Set
                      Metals Thickness Tester              TC-2600             1
                      Ni Thickness Tester                  AIPT, ATOC          1
11   Assembly         Pressing Connector (Single Core)     6S 6094-2           1
                      Pressing Connector (14 Core)         6S 7022-1           1
     Totals


Total Investment
      Cash                                   *
      Equipment and Installation             *
      Materials and Others                   *
            Total                            *

Notes:
      1) The final value of the equipment contributed by Party A, shall be determined by Party B after examining the equipment prior to signing the contract.
      2)   The depreciation factor is 84.67%.
      3) The total investment will be transferred after the insurance of the business license.

* Confidential information has been omitted and filed separately with the Commission



                                 Appendix 3



                               Lease Agreement


                               Lease Agreement

Shanghai 20th Radio Factory (Party A) together with Parlex Corporation (Party
B) and Mascon, Inc. (Party C) shall establish a Joint Venture Company within Party A's existing factory. The following is the agreement reached by both parties for leasing the building from Party A by the Joint Venture Company.

Chapter 1   The Premises

      Party A hereby leases to the Joint Venture Company, and the Joint Venture Company hereby leases from Party A, the following premises (the "Premises"): Building J-22, the second (2nd) and a portion of the third
      (3rd) floor at 711 Yi San Road, Shanghai, China, Post Code 200233, which represent 2,400 square meters of net usable space, to be used by the Joint Venture Company for production operations and offices. Party A also grants the Joint Venture Company the right to use, in common with other parties entitled thereto, the hallways, stairways and elevators necessary for access to the Premises and lavatories nearest thereto.


Chapter 2   Term

      The term of this Lease Agreement shall be for three years, commencing on the date hereof and ending on the third anniversary hereof. The Joint Venture Company shall have the option to extend the term of this Lease Agreement for two successive three-year periods (each hereinafter an "extension term") following the expiration of the initial three-year term, which option shall be exercisable by giving written notice to Party A not less than 60 days prior to the end of the initial term or an extension term, as the case may be.


Chapter 3   Rent

      3.1   The Joint Venture Company shall pay to Party A rent at the rate of
            *       per square meter per month    *,  payable in advance
            monthly. The rent for each extension term shall be at a fair market rental rate determined by mutual agreement of the parties; however, the rental rate for any such extension term shall not be increased by an amount greater than 30% in any three year period. Such increase shall be prorated in the event that this Lease Agreement is in effect with respect to only a portion of any calendar year.

      3.2 In addition to the foregoing rent, the Joint Venture Company shall pay a fee for the leasehold improvements set forth in the Appendix
            attached hereto at the rate of US$ *          , payable in advance
            in monthly installments of US$ *  .


* Confidential information has been omitted and filed separately with the Commission.


      3.3 The rent and leasehold improvement fees will be fixed in US dollars for the term of this agreement. The rent and leasehold improvement fees shall be paid in RMB. The U.S. dollar figures referenced above shall be converted from U.S. dollars to RMB at the middle value of the exchange rate quoted by the People's Bank of China on the date this Lease Agreement is executed. This RMB fee will be recalculated annually on the anniversary date of this agreement based on the average exchange rate quoted by the People's Bank of China for the previous twelve months.


Chapter 4   Land Use Fees

      Party A shall be responsible for paying all land use fees with respect to the Premises and the building in which the Premises are contained. In the event that Party A fails to pay such fees, the Joint Venture Company may make such payment to the appropriate governmental authorities and deduct the amount of such payment, plus interest, from future amounts owed to Party A under Chapter 3 hereof.


Chapter 5   Maintenance and Repair

      5.1 Party A's Obligations: Party A shall make all necessary repairs, replacements and renewals to the Premises to keep the same in good condition, reasonable wear and tear and damage by fire and other casualty only excepted, provided that if such repair, replacement or renewal is required because of the Joint Venture Company's acts or omissions or the acts or omissions of those for whom the Joint Venture Company is legally responsible, the Joint Venture Company shall reimburse Party A for the cost of such repair, replacement or renewal. Party A shall be responsible for maintaining fire and casualty insurance on the Premises and leasehold improvements to secure performance of its obligations hereunder.

      5.2 The Joint Venture Company's Obligations: The Joint Venture Company shall maintain the Premises and leasehold improvements in good condition, damage by fire and other casualties only excepted. The Joint Venture Company shall not make structural alterations or additions to the Premises, but may make non-structural alterations, provided that Party A consents thereto, which consent shall not be unreasonably withheld or delayed. All such allowed alterations shall be at the Joint Venture Company's expense. The Joint Venture Company shall be responsible to insure its own equipment in the Premises.


Chapter 6   Utilities

      6.1 Party A shall install and maintain separately metered utilities for the Premises at its own expense. The Joint Venture Company shall pay, as they become due, all bills for electricity and other utilities (whether they are used for furnishing heat or other purposes) that are furnished to the Premises and are separately metered and all bills for fuel furnished to a separate tank which services the Premises exclusively. Party A agrees to provide at its own expense all other utility services and to furnish reasonable water and reasonable heat and air conditioning (except to the extent that the same are furnished through separately metered utilities or separate fuel tanks as set forth above) to the Premises, the hallways and stairways during operating hours on regular business days of the heating and air conditioning seasons of each year, to furnish elevator service and to light passageways and stairways during business hours, and to furnish such cleaning service as is customary in similar buildings in said city or town, all subject to interruption due to any accident, to the making of repairs, alterations, or improvements, to labor difficulties, to trouble in obtaining fuel, electricity, service, or supplies from the sources from which they are usually obtained for the building containing the Premises, or to any cause beyond Party A's control.

      6.2 The standard charges for services provided to the Joint Venture Company by Party A that are not included in the rent payments for the Premises or the leasehold improvements are as follows:

            1.   Production Service

            Compressed Air   *         /m3 x 1.03 x monthly consumption
            Electricity      *         /kwh x 1.13 x monthly consumption
            Water            *         /m3 x 1.24 x 1.9 x monthly consumption
           (1.9 is the markup charged by the authorities for discharging water)
            Steam            *         /ton x 1.03 x monthly consumption
            Elevator         *         /month (including all maintenance)

                 The above charges for water and electricity are all in accordance with the unified price of the government and they are subject to change. All other fees above are set for a period of three years. After three years, Party A and the Joint Venture Company shall re-negotiate the fees based on the current situation.

            2.   Living Service

                 Regular eating in the      *     /month
                 cafeteria

                 Medical treatment          *     once per person
                 and registration fee

                    Medical expenses shall be paid based on
                    actual consumption.

                    Bath                 *    per person per use


* Confidential information has been omitted and filed separately with the Commission.


                    Telephone (inside)  *    per extension per month (TDD
                                        or DDD will be charged additionally
                                        according to relevant regulations)

                    Parking:            (1)  Auto     *        /month each
                                        (2)  Bicycle  *        /month each

                    The living service fees are set for the first year. Each year Party A and the Joint Venture Company shall re-negotiate the fees based on the current situation with an increase of no more than 12% per service per year.

            6.2.3   Building Services

                    Environmental sanitation     *         /month
                    Fire prevention              *         /month
                    Cleaning of common areas     *         /month

                    The above fees are set for a period of three years. After three years, Party A and the Joint Venture shall re-negotiate the fees based on the current situation.


Chapter 7   Waste Treatment and Environmental Liabilities

      7.1 Party A represents and warrants that as of the date of this contract the premises to be rented by the Joint Venture Company and the surrounding areas are in full compliance with all relevant laws, regulations and rules related thereto, and with all requirements of all relevant government authorities for, land administration, environmental protection, water and soil conservation and other relevant matters concerning the land and the surrounding areas in effect as of the date hereof. The Joint Venture Company shall not be responsible for any environmental condition existing on or before the date of actual use of such premises, or any problem arising therefrom. The Joint Venture Company shall not be responsible for any environmental condition existing at any time, prior to or after the execution of this Agreement, with respect to any premises not used by the Joint Venture Company or any other facilities surrounding such premises. Party A shall be responsible for providing adequate and suitable means for disposal of hazardous and other wastes generated by the Joint Venture Company at the Premises. Party A shall indemnify and defend the Joint Venture Company and hold it harmless against any claims that may be made against any of them which result from the illegal or improper disposal of such wastes at the Premises, or from any condition at the Premises constituting a violation of the laws and decrees of the People's Republic of China on environmental protection, unless Party A establishes by clear evidence that the condition resulting in such claims or violation was caused solely by the Joint Venture Company's operations.

      7.2 As the waste water and solution which will be generated during the production of Contract Products by the Joint Venture Company will need to be treated, Party A is trusted to treat the copper containing wastewater, as well as acid and alkaline wastewater produced by the Joint Venture Company. Other wastes are outside the scope of this agreement. Party A agrees to provide this service and treat the waste water and solution in order to make it meet the permitted discharging standard of the government. For this purpose the following conditions apply:

            1. The discharged waste water by the Joint Venture Company shall be drained off into the container designated by Party A to be treated. Party A shall have the right to randomly measure the waste water for toxic and harmful contents and the Joint Venture Company shall pay additional fees for the treatment by Party A if the concentration of the discharged waste water exceeds that agreed to by the two parties.

            2. The Penalty shall be borne by Party A if the treatment of discharged waste water does not meet the permitted standard of the government and found by the environmental authorities. The Penalty shall be borne by the Joint Venture Company if the waste water, that does not meet the permitted standard of the government and has not been treated by Party A, is drained by the Joint Venture Company and found by environmental authorities.

            3.   The standard treatment fee for waste water is *       per
                 cubic meter
                 (*    ).

            4. The fee for waste water treatment is calculated according to the total amount of water consumed as reflected on the incoming water meter.

            5.   Payment is at the end of each month.

            6. In order to implement the environmental law of the government and the related regulations of the factory, the concentration of the waste water must be controlled. It is specified that the contained copper in the drained rising water of CuCl2 by the Joint Venture Company is not allowed to exceed 200 mg/l.
                 An additional fee of *        for each additional 50 mg/l
                 increment exceeding 200 mg/l shall be charged to the Joint Venture Company. The additional fee for each increment of 50 mg/l shall be determined based on the volume between the first measurement of a particular level of non-conformance and the first measurement of either conformance or a lower level of non-conformance. The concentration of discharged HCl is not allowed to have a pH less than two (2). An additional
                 * will be charged to the Joint Venture Company for each one percent of pH exceeded of HCl in the waste water. The total fee will be based on the total volume treated between the non-conforming measurement and the last conforming measurement.

            7. The two parties concerned have to be governed and inspected by environmental authorities from the government and the fees incurred shall be borne as specified hereunder:

                 (1) The measurement fee for the discharged waste water before treatment by Party A shall be borne by the Joint Venture Company.

                 (2) The measurement fee for the discharged waste water after treatment by Party A shall be borne by Party A.

            8. The surplus waste of CuCl2 solution of the Joint Venture Company must be put into the container specified by Party A and Party A shall be responsible to trust a third party to treat it and bear the fees for transportation and treatment.

            9. The fees for the treatment of waste water will be incurred on the date trial production commences.

            10. Any other matters other than specifically addressed above, shall be negotiated in good faith between Party A and the Joint Venture Company as the situation arises.

            11.  The above terms are valid for three (3) years.

      7.3 Party A guarantees the Joint Venture Company enough waste water treatment capacity for three years in order to fulfill the estimated production schedule described in Chapter 4 of the Joint Venture Contract. Any cost associated with increasing waste water treatment capacity during the first three years and within the Joint Venture Company's estimated production volume shall be borne by Party A. The responsibility for any costs associated with increasing waste water treatment capacity due to production volumes exceeding the Joint Venture Company's estimates in the first three years or any need for increased capacity after the first three years shall be determined through negotiations by the parties.


Chapter 8   Assignment

      Either party may assign this Lease Agreement and the rights and obligations hereunder to any of its affiliated companies, as defined in Chapter 5.10.2 of the Joint Venture Contract between the parties.


Chapter 9   Language

      This Lease Agreement shall be written in Chinese and English versions. Both versions are equally valid.


Chapter 10   Notices

      Any notices concerning the parties rights or obligations hereunder which is sent by fax shall be confirmed by written letter notification. The addresses of the parties are the legal addresses of the parties which are set forth in Chapter 2 of the Joint Venture Contract.


Chapter 11   Effectiveness

      This Agreement shall become effective only at such time as the Joint Venture Contract among the parties becomes effective as provided in Chapter 28.1 thereof.


This Lease Agreement is signed in Shanghai, the People's Republic of China by the authorized representatives of the parties on May 29, 1995.


Shanghai 20th Radio Factory

/s/  SUI GUAN LIANG
----------------------------------
       Authorized Signature

Sui Guan Liang
----------------------------------
               Name

President
----------------------------------
               Title


Parlex (Shanghai) Circuit Co., Ltd.    Parlex (Shanghai) Circuit Co., Ltd.

/s/  HERBERT W. POLLACK                /s/  JAMES CHEN
----------------------------------     -----------------------------------
       Authorized Signature                   Authorized Signature

Herbert W. Pollack                     James Chen
----------------------------------     -----------------------------------
              Name                                   Name

Director                               Director
----------------------------------     -----------------------------------
              Title                                  Title



                           Leasehold Improvements

--------------------------------------------------------------------------------------------------
No  Process           Description                   Spec        Qty   Cost   Discounted   Monthly
                                                                                          Dep/Fee
--------------------------------------------------------------------------------------------------

1   Distribution      Electric box                  XGL         6     *      *            *

2   Air Condition     Electric box                  XGL         2     *      *            *

                      Cold water system             30HR225     1

                      Heat changer                              1

                      Air conditioner                           5

                      Pump                                      2

                      Computer controlled system                1

                      Cooling tower                 OT1260T     1

3   Drilling Room     Cabinet air condition         CS-3BHV11   1     *      *            *

4                     Window air condition          CKT-3A      1     *      *            *

5                     Humidity remover              KFQ-3       1     *      *            *

6   Clean Room        Air shower room               FLS-10      2     *      *            *

7   Press Room        Electrical box                XGL         2     *      *            *

8                     Air compressor                IEC-439     1     *      *            *

    Totals                                                            *      *            *

Notes:
<F1>    1)   Landlord is responsible for any taxes on the above equipment.
<F2>    2)   Joint Venture is responsible for maintenance of the above equipment.
<F3>    3)   If leasehold improvements cannot be maintained or repaired, the landlord shall replace them at no cost to the Joint Venture.

* Confidential information has been omitted and filed separately with the Commission.





                                 Appendix 4



                         Equipment Leasing Agreement


                         Equipment Leasing Agreement

--------------------------------------------------------------------------------------------------------------
No.  Process           Description                        Specification    Quantity   Cost   Discounted   Monthly
                                                                                                          Dep/Fee
--------------------------------------------------------------------------------------------------------------

1    Screen Print      Semi-Automatic Screen Printer      F-700            2          *      *            *
                       UV Curing System                   UVC-24-3         1
                       Viscosity Tester                   PCIT/VS-1A       1
                       Ink Mixer                          X-1              1
                       Oven                               343              1
2    Laminate          Vacuum Press                       PC377 VO         1
                       Lamination Plates                  AIAI 4140        18
                       Lamination Plates                  TYPE 420         24
                       Laminar Flow Work Station          2534             4
                       Paper Cutter                       J57-2            3
                       Static Remover System                               1
                       Oven                                                1
                       Cooling Tank                                        1
3   Profiling          Press                              J23-25T          1
                       Press                              J23-3.15T        2
                       Arbor Press                        0.1 ~ 0.2mm      1
                       Bench Precision Cutter             J57-2            1
                       Fork Lift for Die                  SLE 40 10 150    1
                       Puncher                            SPM 01           1
                       Saw                                U500             1
                       Press                              J23-16           1
                       Press                              J23-16           1
                       Shear                              Q11 1200         1
                       Photo Projection Drill             GZ 2             1
                       Paper Trace Cutter                 PYQ 20ZC         1
4   Electrical Test    Bare Board Tester                  CTM 1092         1
5   Assembly           Pneumatic Press                    J1305B           4
                       Pneumatic Press                    J1310B           1
6   D.I. Water         Centrifugal Pump for Clean Water   IS50-32-160      3
                       Purified Water System                               1

                       Totals

Notes:
<F1>     1)   Landlord is responsible for any taxes on the above equipment.
<F2>     2)   Joint venture is responsible for maintenance of the above
              equipment.
<F3>     3)   Joint venture has the option, at any time, to purchase equipment and spare parts at the remaining book value.
<F4>     4)   The rental fee will be paid in RMB as defined in Section 3.3 of the Lease Agreement.

* Confidential information has been omitted and filed separately with the Commission



                                 Appendix 5



                          Articles of Association





                           ARTICLES OF ASSOCIATION

                                      OF

                     PARLEX (SHANGHAI) CIRCUIT CO., LTD.








                                May 29, 1995




                     Contents of Articles of Association


Chapter 1    General Provisions
Chapter 2    Purpose, Scope and Scale of Production and Business
Chapter 3    Total Amount of Investment and Registered Capital
Chapter 4    Sale of Products
Chapter 5    The Board of Directors
Chapter 6    The Function of Board of Directors
Chapter 7    Management Organization
Chapter 8    Tax, Finance and Audit
Chapter 9    Foreign Exchange
Chapter 10   Profit Distribution
Chapter 11   Staff and Workers
Chapter 12   The Trade Union
Chapter 13   Duration of the Joint Venture Company
Chapter 14   Termination of Contract
Chapter 15   Resolution of Default
Chapter 16   Liquidation
Chapter 17   Policies and Regulations
Chapter 18   Supplementary Articles



                           Articles of Association

In accordance with the laws and regulations concerned and the contract signed by Shanghai 20th Radio Factory, Parlex Corporation., and Mascon, Inc., the Articles of Association hereby is as follows:

Chapter 1   General Provisions

      1.1   Parties of this contract are as follows:

            Shanghai 20th Radio Factory, hereinafter referred to as Party A, registered in Shanghai, China.

            Legal address:          No. 711 Yi San Road, Shanghai, China,
                                    Post Code 200233.

            Legal representative:   Mr. Sui Guanliang;
            Position:               Manager;
            Nationality:            Chinese.

      1.2 Parlex Corporation, hereinafter referred to as Party B, registered in the United States of America.

            Legal address:          145 Milk Street,
                                    Methuen, Massachusetts, 01844, USA

            Legal representative:   Herbert W. Pollack;
            Position:               President;
            Nationality:            United States of America.

      1.3 Mascon, Inc., hereinafter referred to as Party C, registered in the United States of America

            Legal address:          5 Commonwealth Avenue, Woburn,
                                    Massachusetts  01801-1032, USA

            Legal representative:   James Chen;
            Position:               President;
            Nationality:            United States of America.

      1.4 In accordance with the "Law of the People's Republic of China on Joint Ventures Using Chinese and Foreign Investment" and other relevant laws and regulations, the three parties agree to jointly invest to establish a Joint Venture Company to produce and engage in the business of printed circuits and related parts and assembly products in the People's Republic of China.

            The name of the Joint Venture Company is Parlex (Shanghai) Circuit Co., Ltd.

            The legal address of the Joint Venture Company is at No. 711 Yi San Road, Shanghai, China, Post Code 200233.

      1.5 The Joint Venture Company is a Chinese legal person and is subject to the jurisdiction and protection of Chinese law. All activities of the Joint Venture Company shall be governed by the laws, decrees and pertinent rules and regulations of the People's Republic of China. Parties B and C shall not in any way be obligated to violate any laws of the United States of America.

      1.6 The organizational form of the Joint Venture Company is a limited liability company. Each party to the Joint Venture Company is liable to the Joint Venture Company within the limit of the capital subscribed by it. The profits and losses of the Joint Venture Company shall be shared by the parties in proportion to their contributions of the registered capital.

      1.7 Any person who at any time serves or has served as a Director, officer, or manager of the Joint Venture Company, or in such capacity at the request of the Joint Venture Company for any other corporation, partnership, joint venture, trust or other enterprise, shall have the right to be indemnified by the Joint Venture Company to the fullest extent permitted by law against
            (i) reasonable expenses, including attorneys' fees, actually and necessarily incurred by him or her in connection with any threatened, pending or completed action, suit or proceedings, whether civil criminal, administrative or investigative, and whether or not brought by or on behalf of the Joint Venture Company, seeking to hold him or her liable by reason of the fact that he is or was acting in such capacity; and (ii) reasonable payments made by him or her in satisfaction of any judgment, money decree, fine, penalty or settlement for which he or she may have become liable in any such action, suit or proceeding, provided, however, that no such right to indemnification shall be available with respect to liability arising out of such individual's acts or omissions not in good faith, intentional misconduct, or knowing violation of the law.

            The Board of Directors of the Joint Venture Company shall take all such action as may be necessary and appropriate to authorize the Joint Venture Company to pay the indemnification required by this Chapter, including without limitation, to the extent needed, making a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him and giving notice to, and obtaining approval by, the Parties.


Chapter 2   Purpose, Scope and Scale of Production and Business

            2.1 The purpose of the parties to the Joint Venture Contract is in conformity with the wish of enhancing the economic cooperation and technical exchange, to import know-how and processing equipment of manufacturing circuits and other related products, to change obsolete processed products with new ones, upgrade quality of products, develop marketable products, and gain competitive position in the world market in quality and price, so as to ensure satisfactory economic benefits for each investor.

            2.2 The scope of the production and operation of the Joint Venture Company are to manufacture and sell printed circuits and related parts and assembly products.

            2.3 It is estimated that the scale of production of the Joint Venture Company shall reach the production plan within 4 years after beginning its production. The estimated production plan is as follows.

                                                 USD 000
                  --------------------------------------
                  Product/years         1    2    3    4
                  --------------------------------------
                  SSF                   *    *    *    *
                  DSF                        *    *    *
                  MLF                             *    *
                  Rigid Flex                           *

                  Total                 *    *    *    *

                  The sales of the Joint Venture Company is estimated to
                  reach *         million in 4 years, equivalent
                  to *        .  The parties acknowledge that the foregoing
                  amounts are only estimates and are not warranties by any party as to how the Joint Venture Company will actually perform.


Chapter 3   Total Amount of Investment and Registered Capital

      3.1 The total amount of investment of the Joint Venture Company (the "Total Investment") is USD 4.5 million, of which the registered capital is USD 3 million. The difference between the total amount of investment and the registered capital shall be borrowed from the bank by the Joint Venture Company.

      3.2 The registered capital contributed by the parties will be as follows:

            3.2.1 Party A shall contribute USD 1.200 million, accounting for 40% of the registered capital, consisting of the following:

                    1)   Equipment and Installation:   USD   *
                    2)   Cash:                         USD   *
                    3)   Material and others:          USD   *

            3.2.2 Party B shall contribute USD 1.503 million, accounting for 50.1% of the registered capital, consisting of the following:

                    1)   Technology License Fee:       USD   *
                    2)   Equipment and Installation:   USD   *
                    3)   Cash:                         USD   *
                    4)   Training:                     USD   *
                    5)   Technical Support:            USD   *


* Confidential information has been omitted and filed separately with the Commission.


            3.2.3   Party C shall contribute USD *        , accounting for
                    9.9% of the registered capital, consisting of the following:

                    1)   Equipment and Installation:    USD   *
                    2)   Cash:                          USD   *

      3.3   The form of investment contributions:

            3.3.1 The investment contributed by Party A shall be the equipment and its installation, and cash;

            3.3.2 The investment contributed by Party B shall be cash in USD, technical know-how, technical training and support and equipment and its installation;

            3.3.3 The investment contributed by Party C shall be cash in USD, and equipment and its installation.

      3.4 The initial registered capital investment of Party A, Party B and Party C is set forth in Appendix 1 and Appendix 2. At least fifteen percent (15%) of the registered capital investment shall be paid within the first three months after the date the business license is issued. The balance of the registered capital investment shall be paid in over the subsequent nine (9) months according to the schedule in Appendix 1 and Appendix 2.

      3.5 Any party delaying the payment of their investment in whole or in part shall pay the Joint Venture Company interest on the unpaid balance to the Joint Venture Company. The interest rate shall be as set forth in Chapter 21 of the Joint Venture Contract.

      3.6 After the investment subscribed is paid by the parties to the Joint Venture Company, a Chinese registered public accountant shall verify it and provide a certificate of verification, in accordance with which the Joint Venture Company shall issue investment certificates which include the following items: name of the Joint Venture Company; date of establishment; the investment contribution; and date, and month and year of issuance of investment certificate.

      3.7 The Joint Venture Company shall not reduce its registered capital during the life of the Joint Venture Company.

      3.8 In the event that one of the parties (the "Seller") intends to sell all or part of their interest in the Joint Venture Company, the other two parties have a preemptive right to purchase it in accordance with the following provisions:

* Confidential information has been omitted and filed separately with the Commission.


            3.8.1 The Seller shall first obtain a bona fide offer from a third party (the "Third Party") to purchase such interest in the Joint Venture Company (the "Offered Interest"). The Seller shall disclose all pertinent details of the offer to the other parties and shall first offer the Offered Interest for purchase by the other parties at the same price and upon the same terms and conditions offered by the Third Party. The parties to the Joint Venture Company receiving the offer shall, within thirty (30) days after their receipt of such offer, elect by written notice to purchase all, but not less than all, of the Offered Interest, at the price and upon the terms and conditions offered, in proportion to their respective contributions to the registered capital of the Joint Venture Company (exclusive of the Seller's contribution), provided that if one of the parties declines or fails to give written notice of its election to purchase all of its proportion of the Offered Interest, the remaining party or parties shall have the right for the next thirty (30) days to elect by written notice to purchase pro rata (exclusive of the interests of the Seller and the party declining or failing to give notice) the part of the Offered Interest not purchased by the other party. If one or more parties shall have elected to purchase all of the Offered Interest, payment by and transfer to such party or parties shall be completed no later than thirty (30) days after the last notice of election to purchase. In the event that all of the Offered Interest is not purchased pursuant to the above provisions (whether or not one or more parties have given notice of election to purchase a part, but not all, of the Offered Interest), the Seller may sell such Offered Interest to the Third Party at the same price and upon the same terms and conditions offered by the Seller to the other parties, provided that (i) the Third Party agrees in writing to be bound by the terms and conditions of this Joint Venture Contract and executes copies of such other documents required hereunder; (ii) the payment for and transfer of the Offered Interest by and to the Third Party is effected no later than ninety (90) days after the expiration of all periods during which the other parties have the right to give notice of their election to purchase the Offered Interest; and (iii) such transfer is approved by the Board of Directors under Chapter 3.10. To the extent that the Offered Interest is not purchased pursuant to the above provisions, then the Seller shall not sell, transfer or dispose of such Offered Interest without again complying with the provisions of this Chapter 3.8.1.

             3.8.2 Each party shall have the right to transfer all or part of its respective rights and interests in the Joint Venture Company to one or several of its affiliated companies without following the procedure set forth in Chapter 3.8.1 above. Each party hereby consents to any such transfer by another party to an affiliated company and waives any preemptive rights in respect of such transfer.

      3.9 In the event that one of the parties merges with or is acquired by another company, all rights and privileges of this contract shall be transferred to the resulting or acquiring company without penalty.

      3.10 Any increase or assignment of the registered capital or Total Investment, other than as stipulated or excepted in Chapter 3.9, shall be unanimously approved at a meeting of the Board of Directors and submitted to the original examination and approval authority for approval. In the case of a transfer effected in compliance with Chapter 3.8.1 or Chapter 3.8.2, each party agrees to instruct its representatives on the Board of Directors to vote to approve the resulting assignment of the transferring party's registered capital and total investment. Registration procedures for change shall be dealt with at the original registration and administration office.


Chapter 4   Sale of Products

      4.1 The Joint Venture Company shall be responsible for the marketing and sales of its products inside and outside the People's Republic of China. A pricing policy will be proposed by the General Manager, and approved by the Board of Directors, designed to achieve pricing, on average, no less than the most competitive international prices in order to maximize profitability.

      4.2 The Joint Venture Company shall be directly responsible for the sale of products in all parts of the Peoples Republic of China other than Hong Kong, Macau and Taiwan (hereinafter referred to as "Territory A"), and shall develop the market in Territory A through its direct sales force or its sales representatives, making its best efforts to increase market share. Commissions to the Joint Venture Company's sales representatives in Territory A, if applicable, shall be determined by the General Manager.

      4.3 Party B and Party C shall be responsible for the sales of products outside of Territory A. The contract or contracts for the foreign sales of products by the Joint Venture Company to Party B or Party C, as the case may be, shall be concluded separately from this Joint Venture Contract and shall provide, without limitation, that (i) the relationship between the Joint Venture Company, on the one hand, and Party B and Party C on the other hand, shall be that of independent vendor and vendee and shall not be construed to constitute an agency relationship;
            (ii) Party B or Party C, as the case may be, shall negotiate and obtain orders for the products outside of Territory A and submit orders to the Joint Venture Company for manufacturing and shipment by the Joint Venture Company all in accordance with the terms and conditions set forth in such orders. Party B and Party C may use either of the following options for compensation in the sale of the products.

            4.3.1 Party B or Party C, as the case may be, may purchase the products for resale to the third party. The Joint Venture Company shall sell the products to Party B or Party C, as the case may be, at a reasonable distributor's discount from the prices set forth in the Joint Venture Company's price list used in sales to customers in Territory A. Party B or Party C, as the case may be, shall resell the products at prices fixed by them, and the Joint Venture Company shall retain no control over such resale prices.

            4.3.2 Party B or Party C, as the case may be, may sell the products to a third party as agent on behalf of the Joint Venture Company at the prices set forth in the Joint Venture Company's international price list. Party B or Party C shall be paid a reasonable representative's commission from the Joint Venture Company for the sales of those products.

            The value of the foreign sales of products, either directly or
            indirectly, is estimated to become at least *       of the total
            sales of the Joint Venture Company. For the purposes hereof, the three parties agree that foreign sales of products shall include sales of products made to customers in Territory A which incorporate such products into their products manufactured for resale outside of Territory A.

      4.4 The Joint Venture Company shall be licensed to use the relevant trademarks and patents owned by Party B subject to the terms and conditions set forth in the Agreement of Technology License and Technical Service.


Chapter 5   The Board of Directors

      5.1 The Board of Directors of the Joint Venture Company shall be established on the date of issuance of the business license to the Joint Venture Company. The Board of Directors shall be composed of five Directors of whom two shall be appointed by Party A, two by Party B and one by Party C. The Chairman of the Board of Directors shall be appointed by Party A, and the Vice-Chairman of the Board of Directors shall be appointed by Party
            B. The term of office for the Directors and the Chairman and Vice-Chairman of the Board of Directors shall be four years and they may be continuously reappointed by their respective appointing parties. The appointing parties may change the Directors whom they appointed at any time. If a director is replaced prior to completing his term, the newly appointed director shall serve for the remainder of that term. A notice in writing shall be sent to other parties and the Board of Directors when a party changes any Director.

      5.2 The Board of Directors is the organization of the highest authority of the Joint Venture Company and shall decide all its major matters. The issues identified in Chapter 6.2 shall require a unanimous vote by the Board. All other matters may pass by a majority vote of the Board.

      5.3 The Chairman of Board of Directors is the legal representative of the Joint Venture Company. In case the Chairman of Board of Directors may be unable to execute his duty for whatever reason, the Vice-Chairman or other Director shall be authorized by the Chairman as his temporary proxy.

      5.4 The Chairman of the Board of Directors shall convene the Board at least twice per year for the first five years and once per year thereafter. The Chairman shall preside over each meeting. The second meeting in the first five years may be waived if agreed to by all three parties. The Chairman shall notify the board members one month in advance of the meeting in writing and provide a written agenda including the draft resolutions to be voted on. If requested by more than one-third of the Board of Directors, the Chairman shall convene a Board of Directors meeting. This meeting shall occur no sooner than fifteen (15) days and no later than thirty (30) days from the Chairman's written notification of all members. If the Chairman fails to convene the meeting after such request, then the Directors who made the request may convene such meeting by written notification to the Chairman and the other Directors.

            At least two-thirds of the members of the Board of Directors must be present for a meeting of the Board to convene.

            All records of the Board of Directors shall be kept. The minutes of meeting of the Board of Directors shall be kept in both English and Chinese and shall be signed by all attendees of the meeting. Each party shall be given one copy of the signed minutes for their records. Both versions shall be certified to be the same by an independent legal counsel. The meetings shall normally be held at the legal address of the Joint Venture Company.

      5.5 Any Director may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other or by any other means permitted by law. Such participation shall constitute presence in person at such meeting. All formal actions taken at such meeting shall be confirmed by a writing delivered by fax.

      5.6 Should any of the Directors be unable to participate in a meeting of the Board, he may present a proxy in written form to the Board of Directors. Upon receipt of notice of the meeting and in the event that any Director neither attends nor entrusts others to attend the meeting on his behalf, he shall be deemed absent and shall forfeit all voting rights for the meeting he is absent from.


Chapter 6   The Function of Board of Directors

      6.1   The functions of the Board of Directors are as follows:

            6.1.1 Responsible for executing the Joint Venture Contract, the Articles of Association and their appendices;

            6.1.2 Deciding on the increase or assignment of the registered capital and/or total investment of the Joint Venture Company;

            6.1.3 Deciding on the termination of the Joint Venture Company or merger with another economic organization;

            6.1.4 Assuming the responsibility of liquidation at the time of termination;

            6.1.5 Adopting the major policies and regulations of the management of the Joint Venture Company and any revisions thereafter;

            6.1.6 Examining and approving the annual financial statements, annual business plan, distribution of profits and contribution to the reserve fund, expansion fund, and bonus and welfare fund presented by the General Manager;

            6.1.7 Approving the appointment of the General Manager, Financial Manager, Deputy General Manager, Chief Engineer, and Manufacturing Manager and their salaries and welfare;

            6.1.8 Deciding the upper limit of working capital and bank loan indebted by the Joint Venture Company;

            6.1.9   Deciding the employee's welfare policy.

            6.1.10 Other important matters which shall be decided by the Board of Directors.

      6.2 The following issues shall be unanimously passed and decided by the Board of Directors:

            6.2.1 Amending the Articles of Association of the Joint Venture Company;

            6.2.2 Deciding on an increase or an assignment of the registered capital of the Joint Venture Company, except as noted in Chapter 3.9 of these Articles of Association;

            6.2.3 Deciding the termination and dissolution of the Joint Venture Company;

            6.2.4 Merger of the Joint Venture Company with another economic organizations.

      6.3 The following issues shall be passed and decided by a majority of the Board of Directors of the Joint Venture Company.

            6.3.1 Approving annual financial reports and annual business plan;

            6.3.2 Deciding the upper limit of working capital and bank loan;

            6.3.3 Adopting the major policies and regulations of the management of the Joint Venture Company and any revisions thereafter;

            6.3.4   Deciding employee's welfare;

            6.3.5 Approval of the appointment of the General Manager, Deputy General Manager, Financial Manager, Chief Engineer and Manufacturing Manager;

            6.3.6 Contribution to the reserve fund, expansion fund and bonus and welfare fund;

            6.3.7   Distribution of profits;

            6.3.8 Any other matters which are appropriate for action by the Board of Directors.


Chapter 7   Management Organization

      7.1 All the parties have confirmed that the Joint Venture Company shall implement the responsibility system under the leadership of the Board of Directors. The General Manager is responsible for the daily management and operation of the Joint Venture Company.

      7.2 The management organization shall have one General Manager recommended by Party B and one Deputy General Manager recommended by Party A. The General Manager and Deputy General Manager shall be approved by the Board of Directors. The General Manager and Deputy General Manager shall be appointed for two year periods. The Board of Directors has the option to renew the terms of the General Manager and Deputy General Manager for additional two year periods thereafter. The Chairman and Vice-Chairman of the Board of Directors and Directors can hold posts as General Manager, Deputy General Manager or other senior staff concurrently. The Joint Venture Company shall be exclusively responsible for compensating the General Manager, the Deputy Manager and all other managers and employees of the Joint Venture Company.

      7.3 The functions and responsibilities of the General Manager shall be to carry out the decisions made by the meeting of the Board of Directors, to organize and lead the daily management and operation of the Joint Venture Company and to establish the sales strategy and pricing of products sold by the Joint Venture Company, inside and outside of the People's Republic of China. The Deputy General Manager shall assist the General Manager in his work. The major issues of the Joint Venture Company shall be decided through consultations among the General Manager and the Deputy General Manager. The General Manager and such other officers appointed by the Board of Directors shall have the authority to execute contracts and other instruments on behalf of the Joint Venture Company and to act for the Joint Venture Company in accordance with authority identified in a vote taken by a majority of the Board of Directors, either generally or as to specific matters.

            Department managers shall be appointed by the General Manager in consultation with the Deputy General Manager, shall be respectively responsible for the work of the various departments, shall handle the matters handed over by the General Manager and Deputy General Manager and shall be responsible to them. During the General Manager's absence, daily affairs of the company shall be carried on by the Deputy General Manager or other senior management staff.

      7.4 The Joint Venture Company has a Chief Engineer, responsible for technology, a Manufacturing Manager, responsible for production, and a Financial Manager, responsible for finance and accounting, all of whom shall be recommended by the General Manager for the approval of the Board of Directors.

      7.5 The Board of Directors may decide to dismiss the General Manager and Deputy General Manager, Financial Manager, Manufacturing Manager, or Chief Engineer at any time. If it is necessary, the General Manager may suggest to the Board of Directors to dismiss the Deputy General Manager, Financial Manager, Manufacturing Manager, and Chief Engineer. Other than as previously provided for, the General Manager may dismiss managers of other departments or other staff at any time, as he deems necessary.

      7.6 If they so desire, the General Manager, Deputy General Manager, Chief Engineer, Financial Manager and Manufacturing Manager shall submit their resignation to the Board of Directors in writing at least ninety (90) days in advance.

      7.7 In the case of graft or dereliction of duty by the General Manager, Deputy Manager, Chief Engineer, Financial Manager, or Manufacturing Manager, the Board of Directors may dismiss them at any time, with no further obligations under the individual's employment contract in force at the time.

      7.8 The General Manager and Deputy General Manager, within his employment term and for 12 months thereafter, shall not hold any position in other organizations in the People's Republic of China which would present a conflict of interest with the Joint Venture Company.


Chapter 8   Tax, Finance and Audit

      8.1 The Joint Venture Company shall pay taxes in accordance with the stipulations of the related laws and regulations of China.

      8.2 Staff members and workers of the Joint Venture Company shall pay individual income tax according to the individual "Income Tax Law of the People's Republic of China."

      8.3 The accounting system of the Joint Venture Company shall be formulated in accordance with the People's Republic of China's relevant laws and procedures on financial affairs and accounting, and in consideration of the conditions of the Joint Venture Company, and to be filed with local financial departments and tax authorities.

      8.4 The fiscal year of the Joint Venture Company shall coincide with the calendar year, i.e. from January 1 to December 31 on the Gregorian Calendar. The Joint Venture Company shall maintain a second set of books to accommodate the reporting requirements of Party B.

      8.5 The accounting of the Joint Venture Company shall adopt the internationally adopted accrual basis and debit and credit accounting system in their work. All vouchers, account books, statistic statements should be prepared in Chinese, and reports in English.

      8.6 The Joint Venture Company shall adopt Renminbi as its bookkeeping basis currency. The conversion of Renminbi to other currency shall be in accordance with the middle value of the exchange rate of the converting day quoted by the People's Bank of China. This shall be the effective exchange rate for these Articles of Association.

      8.7 The Joint Venture Company should open Renminbi deposit accounts and foreign exchange deposit accounts in banks approved by the State Administration of Exchange Control and the Board of Directors.

      8.8 The Joint Venture Company shall employ an accountant registered in China to be responsible for auditing and to forward the reports to the General Manager and the Board of Directors. Any party to the Joint Venture Company shall have the right to employ an auditor at their own expense to perform an annual financial audit and examination. This report shall be for reference only to other parties.

      8.9 The Financial Manager shall prepare the balance sheet, income statement and statement of cash flows of the previous year by the end of the first three months of the next fiscal year. The General Manager shall present the financial statements and proposal for profit distribution, if any, to the Board of Directors for examination and approval. Unaudited monthly financial statements, similar to those prepared yearly, shall be submitted to all members of the Board of Directors within 30 days of the end of the month.

      8.10 Subject to the "Detailed Rules and Regulations for the Implementation of the Income Tax Law of the People's Republic of China Concerning Enterprises with Foreign Investment and Foreign Enterprises," the Board of Directors shall decide the depreciation period of the fixed assets.


Chapter 9   Foreign Exchange

      9.1 All matters concerning foreign exchange for Joint Venture Company shall be handled according to the "Interim Regulations on Foreign Exchange Control of the People's Republic of China" and relevant regulations.

      9.2 The Joint Venture Company shall make their best effort to transact sales in foreign currency. To the extent that the Board of Directors decides to distribute profits, the profits shall be distributed to the parties in proportion to their contributions of registered capital. Party B and Party C enjoy the priority to have profits distributed in foreign currency if profits in foreign currency exist.


Chapter 10  Profit Distribution

      10.1 Profits cannot be distributed unless the Joint Venture Company has a positive retained earnings that year

      10.2 The profits of the Joint Venture Company cannot be distributed unless the losses of previous years have been made up. Profits remaining from previous fiscal year can be distributed together with the current fiscal year.

      10.3 The distribution of profits remaining after payment of taxes and deduction of the reserve fund, expansion fund, and bonus and welfare fund, shall be determined by the Board of Directors of the Joint Venture Company. At the first Board of Directors meeting, a schedule for profit distribution shall be determined and agreed to. The Board of Directors may elect to retain a part or all of the profits for business expansion. Any profits that are distributed shall be distributed to the parties in proportion to the amounts of their respective contributions to the registered capital of the Joint Venture Company.


Chapter 11  Staff and Workers

      11.1 A labor policy subject to the laws and regulations of China shall be presented by the General Manager to the Board of Directors for review and approval.

      11.2 Concerning the recruitment, employment, dismissal and resignation, wages, labor insurance, welfare, rewards, penalty and other matters of the staff and workers of the Joint Venture Company, these matters shall be executed by the General Manager according to the "Regulations of the People's Republic of China on Labor Management in Joint Ventures Using Chinese and Foreign Investment" and "Regulations of Shanghai Municipality on Labor and Personnel Management in Joint Ventures Using Chinese and Foreign Investment."

      11.3 The General Manager, Deputy General Manager, Financial Manager, Chief Engineer and Manufacturing Manager shall be approved and discharged by the Board of Directors. The staff and workers needed by the Joint Venture Company may be recommended by Party A, and hired, subject to the approval of the General Manager, Any other professionals which may still be needed may be recruited from the public, after obtaining the consent of local labor and personnel department, through an examination and selection process in which only the best will be hired.

      11.4 The Board of Directors shall authorize the General Manager to decide the wage, salary and remuneration after referring to the relevant regulations and combining the specific circumstance of the Joint Venture Company.


Chapter 12  The Trade Union

      12.1 The staff and workers of the Joint Venture Company have the right to establish a trade union and carry out the activities in accordance with the stipulations of the "Trade Union Law of the People's Republic of China".

      12.2 The union in the Joint Venture Company represents the interests of the staff and workers. The tasks of the trade union are: to protect the democratic rights and material interests of the staff and workers pursuant to the law; to assist the Joint Venture Company to arrange and make rational use of welfare funds and bonuses; to organize political, professional, scientific and technical studies, carry out literary, art and sports activities; and to educate staff and workers to observe labor discipline and strive to fulfill the economic tasks of the Joint Venture Company.

      12.3 The Joint Venture Company shall allot an amount of money totaling 2% of all the salaries of the staff and workers of the Joint Venture Company (excluding allowances paid to foreign employees) as union's funds, which shall be used by the union in accordance with the "Managerial Rule for the Trade Union Funds: formulated by the All China Federation of Trade Unions."


Chapter 13  Duration of the Joint Venture Company

      The duration of the Joint Venture Company shall be fifty (50) years commencing on the date of issuance of the business license to the Joint Venture Company. An application for the extension of the duration of the Joint Venture Company proposed by one party and unanimously approved by the Board of Directors, shall be submitted to the original authorities for approval six months prior to the end of the initial fifty-year term.

      If, after the establishment of the Joint Venture Company, the People's Republic of China government, whether at the national, provincial, municipal or local level, adopts any new law, regulation, decree or rule, any amendment which results in more favorable treatment to the Joint Venture Company or any party (without resulting in less favorable treatment to any other party than the terms of the Joint Venture Contract), the Joint Venture Company and the party concerned shall promptly apply to receive the benefits of such more favorable treatment and each of the parties shall use its diligent efforts to facilitate such application.

      If, after the establishment of the Joint Venture Company, the People's Republic of China government, whether at the national, provincial, municipal or local level, adopts any new law, regulation, decree or rule, or any amendment which materially and adversely affects any party's economic benefits under the Joint Venture Contract, then upon written notice thereof from the affected party to the other parties, the parties shall promptly consult and determine whether (i) pursuant to Article 40 of the "People's Republic of China Foreign Economic Contract Law," to continue to implement the Joint Venture Contract in accordance with the original provisions thereof, or (ii) to effectuate necessary adjustment in order to preserve each party's economic benefits under the Joint Venture Contract on a basis no less favorable than the economic benefit it would have received had such law, regulation, decree or rule not been promulgated or amended.


Chapter 14  Termination of Contract

      14.1 The termination of the Joint Venture Contract and its Appendices shall come into effect only after the written agreement has been signed by all parties and approved by the original examination and approval authority.

      14.2 In case of inability of the parties to carry out the Contract as a result of Force Majeure or to continue operation due to losses in successive years, the Joint Venture Contract and the Articles of Association may be terminated with the unanimous decision of the Board of Directors and approval by the original examination and approval authority.


Chapter 15  Resolution of Default

      If any party defaults on their obligations under this Contract, the Lease Agreement, the Equipment Leasing Agreement, or the Agreement of Technology License and Technical Service and such default is of such significance as to cause or threaten to cause material damage to the Joint Venture Company or the interests of non-defaulting parties, the defaulting party will be notified in writing by the other parties and given thirty (30) days to remedy this default. If after thirty (30) days the breach of contract is not remedied, the remaining parties may elect to terminate the defaulting party. If this occurs the defaulting party forfeits all voting rights on the Board of Directors, until the remaining Board members exercise their options and resolve the default. The remaining Board members may exercise the following options.

      15.1 Offer additional time for the defaulting party to remedy the breach;

      15.2 Provide for the purchase by the Joint Venture Company or the remaining parties of the defaulting party's equity less any amount owed the Joint Venture Company;

      15.3 Reduce the equity position of the defaulting party in proportion to the amount owed the Joint Venture Company and increase the equity share of the other parties proportionally;

      15.4 If the amount owed the Joint Venture Company is equal to or greater than the equity of the defaulting party, the remaining parties may remove that party from the Joint Venture Company and redistributed the equity in proportion to their equity or liquidate the Joint Venture Company.


Chapter 16  Liquidation

      16.1 Upon the termination of the Joint Venture Company according to the law, the Board of Directors shall work out procedures and principles for the liquidation, nominate candidates for the liquidation committee, and set up the liquidation committee for liquidating the Joint Venture Company's assets.

      16.2 The tasks of the liquidation committee are: to conduct the check of the property of the Joint Venture Company, its claim and indebtedness; to work out the statement of assets and liabilities and list of property; and to formulate a liquidation plan. All these shall be carried out upon the approval of the Board of Directors. During the process of liquidation, the liquidation committee shall represent the company to sue and be sued.

      16.3 The liquidation expenses and remuneration to the members of liquidation committee shall be paid on a priority basis from the existing assets of the Joint Venture Company as determined by the Board of Directors.

      16.4 The remaining property after the clearance of debts of the Joint Venture Company shall be distributed among the parties to the Joint Venture Company according the proportion of each party's investment in the registered capital. Party B and Party C enjoy the priority to have the remaining assets distributed to them in foreign currency if such foreign currency exists.

      16.5 On completion of the liquidation, the Joint Venture Company shall submit a liquidation report to the original examination and approval authority, go through the formalities for nullifying its registration in the original registration office and return its business license. At the same time, a public announcement shall be made.

      16.6 After liquidation of the Joint Venture Company, its account books shall be left in care of Party A. Any Party shall have the right to view and the right to obtain a copy of these account books at their expense.


Chapter 17  Policies and Regulations

      The following policies and regulations shall be established by the General Manager under the guidelines of the Board of Directors:

      17.1 Management regulations, including the powers and functions of the managerial branches and its working rules and procedures;

      17.2  Rules for the staff and workers;

      17.3  System of labor and salary;

      17.4 System of work attendance record, promotion and awards and penalty for staff members and workers;

      17.5  Detailed rules of staff and worker's welfare;

      17.6  Financial system;

      17.7  Business trip system;

      17.8  Other necessary policies and regulations.


Chapter 18  Supplementary Articles

      18.1 These Articles of Association shall be written both in Chinese and English versions. Both versions are equally valid.

      18.2 The Articles of Association are an appendix of the Joint Venture Contract. If the Articles of Association conflicts with the Joint Venture Contract, the Joint Venture Contract shall prevail. The amendments to the Articles of Association shall be unanimously agreed upon, signed by Party A, Party B and Party C, and submitted to the original examination and approval authority for approval.

      18.3 The Articles of Association shall be approved by the competent authority of Shanghai Municipal government and shall come into force beginning from the date of approval.

      18.4 Should a notice in connection with any party's rights and obligations be sent by either Party A, Party B, or Party C by fax, it shall be confirmed by written letter notification.

            The addresses of the parties are the legal addresses of the parties which are written in the Contract



      18.5 The Articles of Association is signed by the authorized representatives of the parties on May 29, 1995 in Shanghai, China.


Parlex Corporation                     Shanghai 20th Radio Factory

/s/  HERBERT W. POLLACK                /s/  SUI GUAN LIANG
----------------------------------     -----------------------------------
       Authorized Signature                   Authorized Signature

Herbert W. Pollack                     Sui Guan Liang
----------------------------------     -----------------------------------
              Name                                   Name

President                              President
----------------------------------     -----------------------------------
              Title                                  Title



Mascon, Inc.

/s/  JAMES HUANG
----------------------------------
       Authorized Signature

James Huang
----------------------------------
              Name

Executive V.P.
----------------------------------
              Title





                                 Appendix 6



            Agreement of Technology License and Technical Service






            Agreement of Technology License and Technical Service


                                      Of


                    Parlex (Shanghai) Circuits Co., Ltd.












                           May 29, 1995, Shanghai





                          Contents of Agreement of

                  Technology License and Technical Service


1.    Definitions
2.    Scope of Contract Technology
3.    Technical Documentation
4.    Technical Service
5.    Technology Value
6.    Acceptance
7.    Patents and Trademarks
8.    Environmental Protection
9.    Taxes and Duties
10.   Non-Disclosure
11.   Applicable Law
12.   Force Majeure
13.   Proprietary Rights
14.   Liabilities
15.   Legal Compliance
16.   Assignment and Sublicensing
17.   Effectiveness of the Agreement

Appendix A   General Specifications, Processes and Capacity of the Joint
             Venture Company
Appendix B   Content and Delivery of Technical Documentation
Appendix C   Training and Treatment of the Joint Venture Company's Personnel
Appendix D   Technical Service on Site
Appendix E   Non-disclosure Agreement



                                Agreement of
                  Technology License and Technical Service

The following agreement is in consideration of the Joint Venture Contract between the Shanghai 20th Radio Factory (Party A), Parlex Corporation (Party
B) and Mascon, Inc. Co. (Party C) to jointly invest to set up Parlex (Shanghai) Circuit Co. Ltd., hereafter referred to as Joint Venture Company. Whereas the Joint Venture Company needs new technology and accepts the technology license and Technical Service from Party B, the Joint Venture Company and Party B, through consultation, adhering to the principles of equality and mutual benefit and in accordance with the principles specified in the Joint Venture Contract, sign this agreement as an appendix and integral part of the Joint Venture Contract. This agreement is effective after the Joint Venture Contract is signed and the business license is issued.

Party B, being a possessor of advanced printed circuits and related product technology, agrees to license to the Joint Venture Company the above-mentioned technology with associated design, marketing, manufacturing, quality control and other related know-how;

The Joint Venture Company wishes to acquire the above mentioned technology by license for manufacturing these products and selling both domestically and abroad;

1.    Definitions

      1.1 Contract Products refer to the flexible single-sided, double-sided, multilayer and rigid-flexible circuits as well as related parts and assembly products.

      1.2 Contract Technology refers to the patent, know-how and technical knowledge owned by Party B for producing Contract Product encompassing the design, manufacture, testing, quality control and other related know-how as described in Chapter 2.1.

      1.3 Technical Information refers to all drawings and technical documents related to Contract Technology as used by Party B in the manufacture of Contract Products and necessary and sufficient for the manufacture of Contract Products by the Joint Venture Company.

      1.4 Technical Service is the necessary technical service concerning technical training, installation of equipment and commissioning provided by Party B to the Joint Venture Company to utilize the Contract Technology.

2.    Scope of Contract Technology

      2.1 Party B hereby grants to the Joint Venture Company the nonexclusive, paid up, royalty free, limited right and license under Party B's rights in the Contract Technology, for the term hereinafter set forth, to manufacture Contract Products in China using the Contract Technology and Technical Information and to sell such Contract Products anywhere in the world. The foregoing license shall become effective with respect to each category of Contract Products at the time that Technical Information relating to such category is delivered to the Joint Venture Company under Chapter 3.2, and shall thereafter extend with respect to each such category for the term of this Agreement.

      2.2 The Contract Technology licensed by Party B to the Joint Venture Company should include:

            2.2.1 Patent and/or know-how related to design, manufacture, control of raw and auxiliary materials, process control, production management, environmental protection, quality assurance, cost calculation and sales of flexible single-sided, double-sided, multilayer, rigid-flexible printed circuits and related assembly products.

            2.2.2   Engineering design and drawing specifications.

            2.2.3 List of raw and auxiliary materials including name, type, specifications, manufacturer, alternatives, quantities needed, storage condition, quality inspection standards and test methods.

            2.2.4 Additionally, any other technology possessed by Party B related to and needed for production of contract product.

            2.2.5 This agreement is limited to technology which is owned by Party B and specifically excludes the PALFlex[Registration Mark] manufacturing technology, but does not exclude the purchase by the Joint Venture Company from Party B of pre-punched, metallized PALFlex[Registration Mark] material.

      2.3 Party B shall guarantee that the Contract Technology licensed to the Joint Venture Company is legally owned by Party B. In case, any part of the above technology is not owned by Party B, Party B shall explain to the Joint Venture Company beforehand and present the certificate showing that Party B has the right to use.

      2.4 If there are any articles or materials produced by a third party for use in the Contract Technology transferred to Joint Venture Company by Party B, Party B should provide the Joint Venture Company with relevant Technical Information to the extent that Party B is permitted to do so.

      2.5 Through the license of Contract Technology and providing Technical Service, Party B shall provide sufficient technology and information to enable the Joint Venture Company to produce the Contract Product to the standards referred to in Chapter
            2.5.1 through 2.5.6 and revisions thereof. The Joint Venture Company's achievement of these standards will depend on the Joint Venture Company's manufacturing processes and quality of raw materials and components, which are not Party B's responsibility.

            2.5.1   MIL-P-50884C   Military Specification Printed-Wiring,
                                   Flexible and Rigid-Flex

            2.5.2   IPC-D-249      Design Standard for Flexible single and
                                   Double-Sided Printed boards

            2.5.3   IPC-RF-245     Performance Specification for Rigid-Flex
                                   Printed Boards

            2.5.4   IPC-FC-250     Specification for Single-and Double-
                                   Sided Flexible Printed Wiring

            2.5.5 Contract Products that have to obtain UL approval, Party B shall assist The Joint Venture Company with the formalities for approval.

            2.5.6 Party B shall advise the Joint Venture Company about the procedures to obtain ISO 9002.

      2.6 During the term of this agreement any knowledge, information, technical documents regarding the improvements in the Contract Technology made by Party B, whether a patent has already been acquired or not, shall be included as part of the technology licensed under this agreement. To the extent applicable to the Contract Products, this does not include improvements which relate to products which are not Contract Products. No further fees or royalties shall be required from the Joint Venture Company. The ownership of the above-mentioned technology and the right to apply for patents on that technology belong to Party B. "Improvements" means improvements which relate to efficiency and quality of manufacture. The foregoing requirements do not apply to developments and inventions which result in significant enhancement in the product's functions or performance. The parties may negotiate a separate license agreement for additional developments and inventions as they are developed by Party B.

      2.7 During the term of this agreement any knowledge, information, technical documents regarding the basic improvement and development in the Contract Technology made by the Joint Venture Company, whether a patent has already been acquired or not, shall be disclosed by the Joint Venture Company to Party B, and Party B shall have the nonexclusive, royalty free, perpetual right and license to use any such improvements and developments in its own development, manufacturing and sales activities.

      2.8 During the term of this agreement, the Joint Venture Company may send its technical people to Party B with the consent of Party B for a reasonable number of visits. All costs of such visits shall be borne by the Joint Venture Company.

      2.9 During the term of this agreement, Party B will assist, within reason, at the Joint Venture Company's expense, the Joint Venture Company to develop domestic sources for materials.

      2.10 During the term of this agreement, the Joint Venture Company will properly use the technology supplied by Party B. Party B shall indemnify the Joint Venture Company against being involved in legal proceedings for the right to use the technology to the extent provided in Chapter 14.2.

3.    Technical Documentation

      3.1 Party B guarantees that the Technical Information provided to the Joint Venture Company will be complete and reliable, correct and entirely matching the requirements of manufacture of the Contract Products.

            3.1.1 Complete means that the Technical Information provided by Party B shall be the complete materials stipulated in Appendix B of this agreement, which is the same technical documentation used and possessed by Party B in producing the same products.

            3.1.2 Reliable means that the Contract Products produced by Party B using the Technical Information provided to the Joint Venture Company under this Agreement are in accordance with the specifications and performance index as stipulated in Appendix A of this agreement.

      3.2 Party B shall deliver the Technical Information listed in Appendix B according to the Joint Venture Company's requirements. The set of Technical Information for flexible single-sided and double-sided boards shall be delivered to the Joint Venture Company at Shanghai airport within two months starting from the effective date of this Agreement. The date stamped on the bill of lading by the Shanghai airport shall be considered as the date of delivery. Subsequent Technical Information shall be delivered in time according to the progress requirements of the Joint Venture Company's products as determined by the Board of Directors, and shall be delivered to the Joint Venture Company at Shanghai airport within six weeks from the date required by the Joint Venture Company in writing.

      3.3 Within two days after dispatch of every set of Technical Information, Party B shall notify the Joint Venture Company by fax or express mail of the contract number, date of dispatch, flight number, airway bill number, number of pieces, weight and packing list of the technical documents.

      3.4 After receiving the Technical Information dispatched by Party B, the Joint Venture Company shall check the documents within two weeks. In case of any inconsistency with the packing list or during the process of implementation of the delivered Technical Information, any shortages, errors, or non-conformance with requirements stipulated in Appendix B of this agreement, the Joint Venture Company may ask Party B to supplement the error or omission . Party B shall send the supplement free of charge within one month after requested by the Joint Venture Company. Any delay shall be dealt with according to the provision of Chapter 3.5.

      3.5 Party B guarantees to provide Technical Information by the scheduled time so as to ensure the construction progress of this project. If the technical documents have not been delivered to the Joint Venture Company at the fault of Party B within the stipulated time in Appendix B of this agreement, at the discretion of the Board of Directors, Party B shall pay
            compensation to the Joint Venture Company at a rate of *     of
            the license fee for each month of delay starting from the fourth week of delay. The maximum penalty incurred under such
            conditions shall be *       of the license fee.

      3.6 Party B's payment of compensation in accordance with Chapter 3.5 shall not release Party B from obligation to continue to deliver the technical documents.

4.    Technical Service

      4.1 The following Technical Services shall be the responsibility of Party B

            4.1.1 Party B shall be responsible to advise the Joint Venture Company in designing a reasonable and correct process layout for the contract factory space.

            4.1.2 Party B shall be responsible for the recommendation of equipment, chemicals and materials. Party B shall recommend equipment whose performance is expected to be in accordance with the requirements in Appendix A for producing the Contract Products and shall be responsible for advising on the feasibility of the finalized layout of all the equipment.


* Confidential information has been omitted and filed separately with the Commission.

            4.1.3 Within the first year of the agreement and within reason, Party B shall send experts to the Joint Venture Company to provide Technical Service on site according to the requirements of project progress. After the first year, the Joint Venture Company will pay the cost, including food, travel, lodging, and pro-rated annual salary to Party B for additional Technical Services at the Joint Venture Company. The details are included in Appendix D.

            4.1.4 The technical documentation shall be shipped freight prepaid by Party B to the Joint Venture Company;

      4.2   Party B shall be responsible for providing technical training.

            4.2.1 In order to implement the Contract Technology, Party B agrees that the Joint Venture Company will dispatch managerial and technical personnel to Party B, at the Joint Venture Company's expense. Party B shall assist the Joint Venture Company in obtaining food and lodging for the Joint Venture Company's personnel during their visit to Party B's facility. Party B shall be reimbursed by the Joint Venture Company for these expenses.

            4.2.2 Within the first year of the agreement and within reason, Party shall send experts to the Joint Venture Company at Party B's expense to provide technical training on site according to the requirements of project progress. After the first year, the Joint Venture Company will pay the cost, including food, travel, lodging, and pro-rated annual salary to Party B for additional technical training at the Joint Venture Company.

            4.2.3 The scope and requirements for training of Joint Venture Company's personnel by Party B are stipulated in Appendix C.

      4.3 Party B shall provide technical instruction for installation and commissioning of the equipment provided by Party B.

            4.3.1 During the installation and commissioning of Joint Venture Company's factory, Party B shall dispatch experts to the Joint Venture Company at Party B's expense to provide technical instruction and service.

            4.3.2 Party B shall be responsible for the installation and commissioning and make available designated special tools and materials necessary for installation and commissioning while this process is taking place.

            4.3.3 Party B shall be responsible for installation and commissioning in accordance with Appendix 1 of the Joint Venture Contract.

5.    Technology Value

      5.1 In consideration of Party B's technology license and Technical Service according to this agreement, in accordance with
            Section 7.3 of the Joint Venture Contract the three investing Parties of the Joint Venture Company agree the value of technology is:

                  *

            5.1.1 Both Parties agree that the value for the above mentioned items B and C include all expenses incurred in the implementation during the first year;

            5.1.2 The cost for the technology license shall be borne only once. The technology and information provided to the Joint Venture Company by Party B as required by this Agreement will subsequently be free of charge. The technology, and information provided to Party B by the Joint Venture Company as required by this Agreement will subsequently be free of charge;

            5.1.3 The value of the Technology License will be used by Party B as investment in the Joint Venture Company;

            5.1.4 The value of the Technical Training will be used by Party B as investment in the Joint Venture Company;

            5.1.5 The value of the Technical Support will be used by Party B as investment in the Joint Venture Company.

6.    Acceptance

      6.1 The newly purchased equipment, after being installed, should be first tested to determine that the new equipment together with the existing equipment of Shanghai 20th Radio Factory meets the stipulated requirements.

      6.2 If the trial production is made in the Joint Venture Company's factory and the Contract Products meet the standards specified in Appendix A, the representatives from the three Parties shall sign a certificate of acceptance of the Joint Venture Company's factory. A copy of the certificate of acceptance shall be submitted to each party.

      6.3 Party B shall lead the other parties in identifying and determining resolution. All of the parties shall provide the required support to achieve acceptance of the Joint Venture Company's production process.


* Confidential information has been omitted and filed separately with the Commission.


7.    Patents and Trademarks

      7.1 During the term of this agreement, the Joint Venture Company has the right and license to use Party B's patents and trademarks on its Contract Products so long as Party B remains a part of the Joint Venture Company.

      7.2 Party B has the right to examine and supervise the quality of the Joint Venture Company's products which use Party B's trademarks and the manner in which such trademarks are displayed and used on products and in packaging and marketing materials. If reasonably requested by Party B, the Joint Venture Company shall stop using Party B's trademarks for products which Party B finds unsatisfactory or in a manner to which Party B objects.

8.    Environmental Protection

      The drainage of waste sludge, waste water and waste gas, and the influence to the environment, while producing contract product in accordance with the technology incorporated by the Joint Venture Company shall meet the requirement of the laws and decrees of the People's Republic of China on environmental protection. Compliance with environmental laws and decrees shall be the responsibility of the Joint Venture Company and Party A as provided in Chapter 24 of the Joint Venture Contract.

9.    Taxes and Duties

      9.1 All taxes and/or duties arising outside of China in connection with the transfer of technology shall be borne by Party B.

      9.2 The Joint Venture Company shall pay taxes to the Chinese government in accordance with the relevant laws of taxation of the People's Republic of China. Party A shall help the Joint Venture Company apply to the taxation authority of China for tax reduction or exemption according to the appropriate regulations.

10.   Non-Disclosure

      Attached as Appendix E to this Agreement is the Non-Disclosure Agreement agreed to by the Joint Venture Company and Party B.

11.   Applicable Law

      11.1 The formation, validity, interpretation, execution of this Agreement and the settlement of disputes under it shall be governed by the Laws of the People's Republic of China.

      11.2 Party B shall not be required by this agreement to violate any laws of the United States of America.

12.   Force Majeure

      When any Force Majeure, such as earthquake, typhoon, flood, fire, war or other unforeseen events of which the happening and consequences cannot be prevented or avoided, causes direct effect on the fulfillment of this Agreement or the inability to fulfill the conditions of this Agreement, the party encountering the Force Majeure shall notify the other two parties by fax without any delay. Within fifteen days thereafter the party encountering the Force Majeure shall provide the detailed information of the events and a valid document for evidence, issued by legal authorities of the place where the Force Majeure occurred, giving reasons for the failure to fulfill, for partial failure to fulfill, or for deferring the fulfillment of the contract. All parties shall, through consultations, decide whether to terminate this Agreement or to exempt part of obligations for implementation of this Agreement or whether to defer the execution of this Agreement according to the extent of the effects of events on the performance of this Agreement.

13.   Proprietary Rights

      All proprietary rights in and to the Contract Technology and Technical Information including, without limitation, all rights with respect to patents, copyrights and trademarks and rights under the trade secret laws or the Anti-Unfair Competition Laws of any jurisdiction, shall be and remain the sole property of Party B. Neither the Joint Venture Company, any affiliate of the Joint Venture Company nor any customer of the Joint Venture Company or any affiliate of the Joint Venture Company shall have any right, title or interest therein except as expressly provided herein. The Joint Venture Company's rights hereunder are nonexclusive, and Party B shall not be limited or restricted in its use, sublicensing or transfer (subject to the Joint Venture Company's rights hereunder) of any such proprietary rights, or its manufacture, marketing and sale of products based upon or embodying such proprietary rights, except as expressly provided herein. The Joint Venture Company agrees to place on all units of the Contract Products appropriate notice of any patent registration or application of which it is given notice by Party B, all in accordance with Party B's reasonable instructions as to the content of such notices, and shall promptly notify Party B of any infringement of Party B's proprietary rights of which it has knowledge.

14.   Liabilities

      14.1 Indemnification by the Joint Venture Company. The Joint Venture Company hereby agrees to indemnify and defend Party B, and hold it harmless, against any claims that may be made against Party B by any person which result from the manufacturing or sale of the Contract Products by Joint Venture Company.

      14.2 Indemnification by Party B. Party B agrees to defend, at its expense, and to pay all costs and damages awarded against the Joint Venture Company based on, any and all claims by third parties arising from actual or alleged infringement by any of the Contract Technology or Technical Information of any enforceable copyrights, patents, trade secrets or other proprietary rights, provided that Party B's obligation under this Chapter 14.2 shall not apply to the extent that such actual or alleged infringement arises out of (i) modifications to the Contract Technology or Technical Information made by the Joint Venture Company, (ii) the combination of the Contract Technology or Technical Information together with other information, technology or processes not supplied by Party B, or (iii) the use of the Contract Technology or Technical Information in a manner other than as instructed by Party B, and provided that Joint Venture Company complies in full with all of the provisions of this Chapter 14.2. In the event that Joint Venture Company receives a claim or notice of a claim that is subject to Party B's obligations under this Chapter 14.2, Joint Venture Company shall (i) give Party B prompt written notice of such claim or notice of claim, (ii) cooperate with Party B at Party B's expense in every reasonable manner in the defense of such claim, and (iii) permit Party B to assume and control the defense thereof at Party B's cost and expense, provided that Joint Venture Company shall have the right, at its option and at its expense, to participate in the defense of such claim through counsel of its own choosing. If infringement is held to exist, or if either party determines that a finding of infringement is likely, the parties agree to discuss in good faith alternative arrangements under which the liability of the parties could be reduced, including possible revisions to the infringing material so as to make it non-infringing, or arranging to procure for Joint Venture Company the right to continue using the infringing material to the extent permitted by this Agreement.

      14.3 Limitation. In no event shall either party be liable for any indirect, special, incidental or consequential damages arising out of or in any way connected with this Agreement, the license granted hereby, the services performed hereunder, or any other matter related hereto. In any event, each party's total liability for damages, in contract, tort or otherwise, arising out of or in any way connected with this Agreement shall be limited to a maximum amount equal to the amount attributed to the value of the Technology License set forth in Section 5.

15.   Legal Compliance

      The parties acknowledge and agree that the necessity of compliance with all legal requirements, rules and regulations relating to the manufacturing, packaging, labeling, distributing, marketing and/or sale of the Contract Products by the Joint Venture Company, including compliance with all U.S. export control and other requirements relating to re-export of the Contract Technology or Technical Information or Contract Products manufactured thereby, shall be the sole responsibility and obligation of Joint Venture Company at its entire cost. Joint Venture Company will indemnify and hold Party B harmless against any and all claims, damages, penalties and other actions and costs, including, without limitation, reasonable fees of legal counsel, arising out of or related to a failure to wholly or partially comply with the legal requirements and regulations relating to the manufacturing, design, quality, safety, packaging, labeling, advertising, distributing, marketing and/or sale of the Contract Products by Joint Venture Company.

16.   Assignment and Sublicensing

      Except as hereinafter set forth, neither party may assign this Agreement in whole or in part without the prior written consent of the other party. Any assignment attempted otherwise than in compliance with this Chapter 16 shall be void. Joint Venture Company shall not have any right to sublicense any of the rights granted hereunder, except to the extent sublicensing of distribution rights may be required in connection with Joint Venture Company's distribution of Contract Products through distributors, retailers, representatives and other intermediaries.

17.   Effectiveness of the Agreement

      17.1 This agreement is signed by the representatives of three Parties and shall become effective on the date of approval by the relevant authorities as provided in Chapter 28.1 of the Joint Venture Contract and will continue to be effective during the term of the Joint Venture Contract.

      17.2 The effective period of this agreement is the same as the effective duration of the contract as indicated in Chapter 17 of the Joint Venture Contract.

      17.3 The following appendices are an integral part of this agreement:

             Appendix A   General Specifications, Processes and Capacity
                          of the Joint Venture Company
             Appendix B   Content and Delivery of Technical Documentation
             Appendix C   Training and Treatment of the Joint Venture
                          Company's Personnel
             Appendix D   Technical Service on Site
             Appendix E   Non-Disclosure Agreement



Parlex Corporation

/s/  HERBERT W. POLLACK
----------------------------------
       Authorized Signature

Herbert W. Pollack
----------------------------------
              Name

President
----------------------------------
              Title



Parlex (Shanghai) Circuit Co., Ltd.    Parlex (Shanghai) Circuit Co., Ltd.

/s/  SUI GUAN LIANG                    /s/  JAMES CHEN
----------------------------------     -----------------------------------
      Authorized Signature                    Authorized Signature

Sui Guan Liang                         James Chen
----------------------------------     -----------------------------------
              Name                                    Name

Director                               Director
----------------------------------     -----------------------------------
              Title                                   Title



                                 Appendix A

General Specifications, Processes and Capacity of the Joint Venture Company



1   Production capacity

    An annual production capacity of *        after the 3 years shall
    be the goal of the Joint Venture Company

    Types of products: flexible printed circuits and related assembly products

2   Working hours

    The number of working hours and days shall be determine by the General Manager in accordance with the operational and business objectives of the Joint Venture Company.

3   Line width and spacing

    Line width and spacing for normal production will be as follows:

    Line width minimum:  0.2 mm (0.008 inches)

    Space minimum:  0.15 mm (0.006 inches)

    Feature tolerance shall be [+ or -] 20% of the master pattern, or that specified by customer requirements.

4   Board thickness and number of layers

    Board thickness and layer count shall be dependent on customer design requirements and the specific technology selected for the product. Training shall include the ability to produce products in excess of fourteen layers and varying thickness.


* Confidential information has been omitted and filed separately with the Commission


                                 Appendix B

               Content and Delivery of Technical Documentation


1.0 The following documents for manufacture of Contract Products shall be delivered to the Joint Venture Company:

      1.1 A complete set of Party B's standards and specifications for designing, processing and controlling the quality of Contract Product shall be delivered to the Joint Venture Company and Party B shall notify the Joint Venture Company of any significant procedural changes relevant to their process;

      1.2 Descriptions, process formulations and operation methods of each manufacturing process of Contract Product as well as troubleshooting techniques;

      1.3 Manuals for quality control, inspection and testing for commonly used raw materials and standard products;

      1.4 Standards and specifications of the base material for manufacturing flexible printed circuits;

      1.6 Specifications of chemical, physical and mechanical tests of relevant, selected materials and their storage conditions;

      1.7 Waste treatment specifications and analytical tests currently performed by Party B.

2.0 The following process documents of existing products shall be delivered to the Joint Venture Company:

      2.1 Documents, including patents, for the Party B's impedance matched shielding process;

      2.2 Documents for manufacturing flexible printed circuits utilizing PALFlex[Registration Mark] as a base material as indicated in Chapter 2.2.5 of this Agreement.

      2.3   Documents for the design and manufacture of Party B's
            PALCore[Registration Mark] technology when multilayer capability is achieved at the Joint Venture Company.

3.0 The following information for production technology management shall be disclosed to the Joint Venture Company:

      3.1   Raw material pricing;

      3.2   Equipment performance expectations;

      3.3   Performance expectations of tools, dies and fixtures;

      3.4   Party B's safety processes and standards;

      3.5 Process flow diagrams indicating the steps from order entry to delivery.

4.0   Document delivery, language and quantity

      4.1   Delivery time
            Documents shall be delivered in accordance with Chapter 3 of this Agreement.

      4.2   Language
            The language of all the technical documents in this Appendix should be English.

      4.3   Quantity
            One (1) complete set of documentation shall be delivered to the Joint Venture Company. Additional selected documents utilized by the trainees may be brought back to the Joint Venture Company.



                                 Appendix C

        Training and Treatment of the Joint Venture Company's Personnel

1.0 The training program in Party B's factory in the United States shall include:

      1.1 Party B agrees to receive 6 to 8 people sent by the Joint Venture Company to be trained in Party B's factory for six weeks.

      1.2 The Joint Venture Company shall ensure all trainees are familiar with the printed circuit board manufacturing process and that they have communicative skills in English. Party B shall designate qualified technical people to give instructions and training to the Joint Venture Company's technical people.

      1.3 Party B shall provide training designed to properly instruct trainees in theory and in practice about the process, operation, quality control and repair of flexible printed circuits in order to introduce the technology to the Joint Venture Company. If the trainees feel that the training has been incomplete, they will submit to Party B a list of outstanding items before the end of the training.

      1.4 Party B shall provide access to all necessary equipment and documentation in order to achieve the training objectives and the trainees will be provided suitable administrative space during the training period.

      1.5 Party B shall submit an outline of the training program to Joint Venture Company two months before the training starts. One month before the start of training, Joint Venture Company shall inform Party B of the name, birth date, education and specialty of its staff to be trained. The final training program shall be fixed by both parties through consultations according to the stipulations of the contract and the actual needs of the trainees after their arrival in Party B's factory.

      1.6 Before the training starts, Party B shall explain in detail to the trainees the operation regulations and other precautions.

      1.7 Party B shall arrange for the trainees' accommodation, transportation and meals, with the cost to be borne by the Joint Venture Company. In case of illness, Party B shall take all necessary measures to care for the trainees in the best way, and the cost shall be borne by Joint Venture Company. Party B shall take every measure to insure the safety and well-being of the trainees; however, the Joint Venture Company shall hold Party B harmless for any accident or incident that might occur.

      1.8 Party B shall assist the trainees in dealing with all formalities of obtaining of visas for entrance and exit, as well as their stay in the United States.

      1.9 Party B shall take necessary measures to ensure that the trainees have good living and working conditions during their stay at Party B. Subject to compliance with security and site regulations, Party B shall ensure the trainees of The Joint Venture Company will have reasonable access to the work site at working time where they will undertake their training.

      1.10 The trainees of Joint Venture Company shall observe the laws and regulations of the United States of America and the rules and regulations of Party B.

      1.11 Should the training course at Party B be delayed through no fault of the Joint Venture Company, the Joint Venture Company and Party B will consult to find ways to remedy the delay through friendly discussion in order to ensure the completion of the training course at minimum cost.

2.0   Contents of training

      2.1   Design of flexible circuit

            2.1.1   Design rules and layout of various power conditions

            2.1.2   Optimization of electromagnetic interference

            2.1.3   Panelization techniques

            2.1.4   Consideration of productivity

            2.1.5   Definition and design of conductive line

            2.1.6   Establishment of documentation for own use

      2.2   Material

            2.2.1   Compatibility

            2.2.2   Produceability

            2.2.3   Reliability

            2.2.4   Flexibility

            2.2.5   Testing

            2.2.6   Consideration for assembly

      2.3   Product/process design

            2.3.1   IPC Specification

            2.3.2   Standard construction

            2.3.3   Density problem

            2.3.4   Alternative construction

      2.4   Processing technology

            2.4.1   Material preparation

            2.4.2   Imaging

            2.4.3   Etch

            2.4.4   Lamination

            2.4.5   Drilling/routing

            2.4.6   Plating

            2.4.7   Exposure/developing

            2.4.8   Inspection and testing

      2.5   Intellectual property

            2.5.1   What is being protected

            2.5.2   Patent process

            2.5.3   Invention management

            2.5.4   Examination of current patents

      2.6 Trainees, process position and time will be decided through consultation.

3.0   Training in China

      The people that have been trained in the USA, after they return back to China, will train the other employees with the help of the technical people from Party B. Party B shall provide technical support in accordance with Chapter 4.2.

4.0   Continuous training

      As the production capability increases, there should be a technical interchange in the United States or other mutually agreeable location between the Joint Venture Company and Party B once per year or as mutually agreed necessary. The detailed requirements will be decided through consultation, but as a minimum, aspects of design and manufacturing technology for the next phase should be included.



                                 Appendix D

                          Technical Service on Site

1.0 At the commencement of operations of the Joint Venture Company, Party B shall send skilled and competent technical support personnel to the Joint Venture Company site to provide Technical Services.

2.0   Technical Service by the technical personnel from Party B.

      2.1 When the Joint Venture Company commences production, Party B shall appoint one individual as a general technical representative who shall visit the Joint Venture Company.

      2.2 The technical personnel from Party B shall support equipment installation, testing and commissioning of the production equipment. They will provide maintenance and technical advice to the Joint Venture Company's staff in accordance with the Joint Venture Contract.

      2.3 Party B's technical personnel will address problems raised by the Joint Venture Company within the scope of the contract.

      2.4 The technical personnel from Party B shall give Joint Venture Company's personnel adequate technical instructions and necessary demonstrations.

3.0   Coordination of the parties

      3.1 The working progress and schedule will be decided through consultation by both sides according to the technical training by Party B in China.

      3.2 The technical people from Party B shall observe the laws and regulations of the People's Republic of China and the rules and stipulations of the project site during their stay in China.

      3.3 Each of the Joint Venture Company and Party B shall indemnify the other against property damage or personal injury occurring to the employees or agents of the other caused by the negligence or misconduct of the indemnifying party or its employees while personnel of one party are visiting facilities of the other.

      3.4 The Joint Venture Company shall be responsible for making the arrangements for accommodation, transportation and meals for the visiting personnel from Party B. The party responsible for these costs is defined in Chapter 4.2.2 of this agreement. In case of illness, the Joint Venture Company shall take the necessary measures to care for Party B's personnel in the best way, and the cost shall be borne by Party B.

      3.5 The Joint Venture Company shall assist Party B in dealing with the formalities of Customs clearance for the entrance and exit of personal belongings, technical documents, tools and instruments in accordance with the regulations of the Customs of the People's Republic of China.



                                 Appendix E

                          Non-Disclosure Agreement

This agreement is effective May 29, 1995 between Parlex Corporation and Parlex (Shanghai) Circuit Co., Ltd.

The following agreement is in consideration of the Joint Venture
Contract between the Shanghai 20th Radio Factory (Party A), Parlex Corporation (Party B) and Mascon, Inc. Co. (Party C) to jointly invest to set up Parlex (Shanghai) Circuit Co. Ltd.

Whereas Parlex Corporation and Parlex (Shanghai) Circuit Co., Ltd. will have access to the proprietary facilities, and proprietary and confidential information of each other party and will engage in the exchange of proprietary and confidential information for the purposes of their activities under the Joint Venture Contract and the Agreement of Technology License and Technical Service, the parties agree as follows.

All information legended or otherwise identified in writing as "Confidential" and all Contract Technology and Technical Information, whether or not legended or identified as "Confidential", shall be deemed Confidential Information under this agreement.

Each party agrees to use the Confidential Information disclosed hereunder only for purposes of the Joint Venture Contract, and not to otherwise use or disclose to others any such information.

The Confidential Information disclosed hereunder shall be held in confidence for a period of ten (10) years from the date of disclosure unless and to the extent that:

     1 Such information can be demonstrated to be already known to the receiving party prior to disclosure by the submitting party;

     2 Such information at the time of disclosure is available to the public or which after such disclosure becomes available to the public through no fault of the receiving party;

     3 Such information was acquired by the receiving party without restriction on disclosure or use from a third party who was not in violation of an obligation of confidentiality in disclosing it to the receiving party;

     4 Such information is independently developed by the receiving party without use of the Confidential Information;

     5 Such information is approved for use or disclosure by written authorization by the submitting party.



Parlex Corporation

/s/  HERBERT W. POLLACK
----------------------------------
      Authorized Signature

Herbert W. Pollack
----------------------------------
              Name

President
----------------------------------
              Title


Parlex (Shanghai) Circuit Co., Ltd.    Parlex (Shanghai) Circuit Co., Ltd.

/s/  SUI GUAN LIANG                    /s/  JAMES CHEN
----------------------------------     -----------------------------------
       Authorized Signature                   Authorized Signature

Sui Guan Liang                         James Chen
----------------------------------     -----------------------------------
              Name                                    Name

Director                               Director
----------------------------------     -----------------------------------
              Title                                   Title




                                 Appendix 7




                          Non-Disclosure Agreement




                          Non-Disclosure Agreement


This agreement is effective May 29, 1995 among Parlex Corporation, Shanghai 20th Radio Factory and Mascon, Inc.

Parlex, Shanghai 20th Radio Factory, and Mascon have entered into a Joint Venture Contract contemporaneously with this agreement under which each party will have access to the proprietary facilities, and proprietary and confidential information of each of the other parties and under which the parties will engage in the exchange of proprietary and confidential information for the purposes of their activities under the Joint Venture Contract.

All information legended or otherwise identified in writing as "Confidential" and all Contract Technology and Technical Information, whether or not legended or identified as "Confidential", shall be deemed Confidential Information under this agreement.

Each Party agrees to use the Confidential Information disclosed hereunder only for purposes of the Joint Venture Contract, and not to otherwise use or disclose to others any such information.

The Confidential Information disclosed hereunder shall be held in confidence for a period of ten (10) years from the date of disclosure unless and to the extent that:

      1 Such information can be demonstrated to be already known to the receiving party prior to disclosure by the submitting party;

      2 Such information at the time of disclosure is available to the public or which after such disclosure becomes available to the public through no fault of the receiving party;

      3 Such information was acquired by the receiving party without restriction on disclosure or use from a third party who was not in violation of an obligation of confidentiality in disclosing it to the receiving party;

      4 Such information is independently developed by the receiving party without use of the Confidential Information;

      5 Such information is approved for use or disclosure by written authorization by the submitting party.

Parlex Corporation                     Shanghai 20th Radio Factory

/s/  HERBERT W. POLLACK                /s/  SUI GUAN LIANG
----------------------------------     -----------------------------------
       Authorized Signature                    Authorized Signature

Herbert W. Pollack                     Sui Guan Liang
----------------------------------     -----------------------------------
              Name                                    Name

President                              President
----------------------------------     -----------------------------------
              Title                                   Title

May 29, 1995                           May 29, 1995
----------------------------------     -----------------------------------
              Date                                    Date


Mascon, Inc.

/s/  JAMES HUANG
----------------------------------
      Authorized Signature

James Huang
----------------------------------
              Name

Executive V.P.
----------------------------------
              Title

May 29, 1995
----------------------------------
              Date